Exhibit 4.5

INDENTURE

Dated as of ________________ __, 2016

___________________

BETWEEN

MBC FUNDING II CORP.,

as Issuer,

MANHATTAN BRIDGE CAPITAL, INC.

and

[TRUSTEE TBD],

as Indenture Trustee

Senior Secured Notes

-i-

-ii-

-iii-

Exhibits

Exhibit A	Mortgage Loan Schedule
Exhibit B-1	Form of Global Senior Secured Note
Exhibit B-2	Form of Definitive Global Senior Secured Note
Exhibit C	Form of Interim Receipt
Exhibit D	Form of Receipt of Collateral
Exhibit E	Form of Transferor Certificate
Exhibit F	List of Authorized Signatories
Exhibit G	Form of Trustee Report
Exhibit H	Form of Issuer Exception Report
Exhibit I	Form of Servicer Notice

-iv-

INDENTURE, dated as of ________________ __, 2016, between MBC FUNDING II CORP., a New York corporation, as issuer, MANHATTAN BRIDGE CAPITAL, INC., a New York corporation, and [Trustee TBD], a [type of organization], not in its individual capacity, but solely as Indenture Trustee under this Indenture.

PRELIMINARY STATEMENT

The Issuer (as defined herein) has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Senior Secured Notes (collectively, the “Notes”), to be issued pursuant to this Indenture.

All things necessary to make the Notes, when the Notes are executed by the Issuer, authenticated by the Authenticating Agent and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the Closing Date or Transfer Date, as applicable, for the benefit of the Indenture Trustee and the Noteholders, all of the Issuer’s right, title and interest in and to the assets of the Issuer (individually, the “Collateral” and, collectively, the “Collateral Pool”), including, without limitation, (a) all Receivables; (b) all general intangibles; (c) all contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (d) all Mortgage Loan Collateral and all payments required thereunder on and after the Closing Date or Transfer Date, as applicable; (e) all Securities; (f) all Leasehold Interests; (g) all commercial tort claims; (h) any guarantees of and security for the Mortgagor Customers’ obligations under the Mortgage Loans, including any security deposits thereunder; (i) all of the Issuer’s rights (but none of its obligations) under the Asset Transfer Agreements; (j) the Collection Account, the Payment Account and any other accounts established under the Transaction Documents for purposes of receiving, retaining and distributing amounts received in respect of the Collateral Pool and making payments to the Holders of the Notes and making distributions to the Holders of the Notes, and all funds as may from time to time be deposited therein; (k) all present and future claims, demands and causes of action in respect of the foregoing; (l) all additional amounts due to the Issuer from any Mortgagor Customer relating to the Receivables, (m)  if and when obtained by the Issuer, all real and personal property of third parties in which the Issuer has been granted a lien or security interest as security for the payment or enforcement of Receivables, (n) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property, (o) all Extraordinary Receipts, (p) any other goods, personal property or real property now owned or hereafter acquired in which the Issuer has expressly granted a security interest or may in the future grant a security interest to the Indenture Trustee hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between the Indenture Trustee and the Issuer and (q) any and all indebtedness owing to the Issuer and any and all Collateral securing such indebtedness; (r) all of the Issuer’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Issuer or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a) through (q) hereof; and (s) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, insurance proceeds (including hazard, flood and credit insurance), security agreements, documents, eminent domain proceeds, condemnation proceeds, tort claim proceeds, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

GENERAL COVENANT

IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated by the Authenticating Agent and delivered by the Indenture Trustee on the Closing Date, that the Collateral is to be held by or on behalf of the Indenture Trustee and that moneys in or from the Collateral Pool are to be applied by the Indenture Trustee for the benefit of the Noteholders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Noteholder, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01         Definitions.

Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.

“1933 Act”:  The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“1939 Act”:  The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“1940 Act”:  The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee with respect thereto.

“Accrual Period”:  With respect to the Notes and any Payment Date, the period from and including the immediately preceding Payment Date (or, with respect to the initial Accrual Period, from and including the __________ __, 20161) to, but excluding, such Payment Date.

“Act”:  As defined in Section 13.05.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“ALTA”:  The American Land Title Association.

“Applicable Laws”:  As defined in Section 10.05(a).

“Appraised Value”:  With respect to a Mortgaged Property, the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of such Mortgaged Property.

“Asset Sale”:  Any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale/leaseback transaction or upon any condemnation, eminent domain or similar proceedings) to any Person other than the Issuer, MBC or their respective wholly-owned subsidiaries, in one transaction or a series of related transactions, of:

(i)          any Capital Stock of any subsidiary;

(ii)         any assets of the Issuer or MBC or any of their respective subsidiaries which constitute substantially all of an operating unit or line of business of the applicable transferor; or

(iii)        any other assets or asset (including, without limitation, any Mortgage Loans or intellectual property) of the Issuer or MBC;

in each case, other than:

(1)         sales of property or equipment that, in the reasonable determination of the Issuer, MBC or any such subsidiary, as the case may be, has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer, MBC or such subsidiary;

1 TBD (3 months after the Closing Date).

(2)         with respect to MBC, any transaction between or among MBC and one or more of its subsidiaries, but not including a sale of assets by the Issuer to MBC; or

(3)         any transaction constituting a Change of Control.

“Asset Transfer Agreement”:  The Asset Transfer Agreement dated as of the Closing Date between MBC and the Issuer, pursuant to which MBC shall transfer (whether by sale or contribution) to the Issuer Eligible Mortgage Loans on the Closing Date and may from time to time transfer (whether by sale or contribution) to the Issuer Eligible Mortgage Loans after the Closing Date.

“Authenticating Agent”:  As defined in Section 2.02(b).

“Authorized Officer”:  With respect to the Issuer, any Person who is authorized to act for the Issuer and who is identified on the list delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Authorized Persons”: As defined in Section 5.03(q).

“Available Amount”: The Available Amount for any Payment Date will consist of (a) all amounts received in respect of the Collateral Pool during the related Collection Period, (b) all amounts on deposit in the Collection Account on the related Determination Date, including amounts earned, if any, on the investment of funds on deposit in the Collection Account and the Release Account during the related Collection Period, (c) Unscheduled Proceeds, (d) amounts received on account of payments under any Mortgage Loan Guaranties, and (e) amounts received on account of payments under the Guaranty, which amounts Indenture Trustee shall promptly deposit into the Collection Account to the extent received from the Guarantor under the Guaranty, and amounts received in connection with a Redemption Payment; provided, however, that the following amounts will be excluded from Available Amount:  (i) amounts on deposit in the Release Account and not transferred to the Collection Account for such Payment Date and (ii) amounts withdrawn from the Collection Account to reimburse the Indenture Trustee for any unreimbursed expenses.

“Best’s”:  Best’s Key Rating Guide, as the same shall be amended from time to time.

“Board of Directors”:  With respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers, if any, of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Book-Entry Custodian”:  Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee shall appoint pursuant to Section 2.10(a).

“Book-Entry Note”:  Any Note registered in the name of the Depository or its nominee.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York or any other city in which the principal office of the Issuer or the Indenture Trustee’s Office is located.

“Capital Stock”:  Any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in any Person, including any Capital Stock which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person and any right or interest which is classified as equity in accordance with GAAP, but excluding any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash”:  Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

“Change of Control” means the occurrence of any of the following events:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Issuer, MBC or any of its subsidiaries; or

(b)          the Issuer or MBC consolidates with, or merges with or into, another Person (other than with or into the Issuer, MBC or a wholly-owned subsidiary of the Issuer or MBC) other than any such transaction where immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Issuer, MBC or any of its subsidiaries “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the surviving Person;

(c)          MBC, directly or indirectly through its subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (determined on a consolidated basis) to any Person (other than the Issuer, MBC or a wholly owned subsidiary of the Issuer or MBC), other than any such transaction where immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the transferee Person; or

(d)          during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer, MBC or any such subsidiary; or

(e)          the adoption of a plan of liquidation or dissolution of the Issuer or MBC.

“Change of Control Date”:  As defined in Section 9.07(a).

“Change of Control Offer”:  As defined in Section 9.07(a).

“Change of Control Purchase Date”:  As defined in Section 9.07(a).

“Change of Control Purchase Price”:  As defined in Section 9.07(b).

“Closing Date”:  ________________ __, 2016.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral”:  As defined in the Granting Clause hereto.

“Collateral Assignment”:  A collateral assignment by a Mortgagor Customer to the Issuer of all rents, issues and profits of the related Mortgaged Property.

“Collateral Defect”:  As defined in Section 2.04(a).

“Collateral Pool”:  As defined in the Granting Clause hereto.

“Collateral Transfer”:  Any voluntary or involuntary sale, transfer, exchange, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record).

“Collection Account”: The segregated account or accounts created and maintained by the Issuer pursuant to Section 10.01(b) and, in each case, pledged to the Indenture Trustee for the benefit of the Noteholders, which shall be entitled “[MBC Funding II Corp., Blocked Collection Account]”.

“Collection Period”: With respect to any Payment Date, the period commencing on the day immediately following the preceding Determination Date (or, in the case of the initial Payment Date, commencing immediately following the Closing Date) and ending on and including the related Determination Date.

“Condemnation Proceeds”: All proceeds received in connection with any condemnation or eminent domain proceeding with respect to any Mortgaged Property other than proceeds applied to the restoration of such Mortgaged Property or released to the related Mortgagor Customer.

“Continuing Directors”:  As of any date of determination with respect to any Person, any member of the Board of Directors of such Person who was (a) a member of such Board of Directors on the Closing Date or (b) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Person”:  With respect to any Person, any other Person that constitutes a “controlling person” within the meaning of Section 15 of the 1933 Act.

“Default”:  Any event which is, or after notice, or direction of the Requisite Majority or lapse of time would become, an Event of Default with respect to the Notes.

“Defaulted Mortgage Loan”:  A Mortgage Loan with respect to which a Mortgage Loan Payment is overdue for more than 90 consecutive days (without taking into account the required giving of notices under such Mortgage Loan).

“Definitive Note”:  As defined in Section 2.10(a).

“Department of Labor Regulations”:  Regulations at 29 C.F.R. 2510.3-101.

“Depository”:  The Depository Trust Company or any successor depository hereafter named as contemplated by Section 2.08.  The nominee of the initial Depository, for purposes of registering such Notes that are Book-Entry Notes, is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(4) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Participation Loan”:  Any Mortgage Loan (a) with respect to which participations have been sold or which the Issuer own less than 100% and (b) in aggregate principal amount of not more than $[4,000,000] as of the Closing Date.

“Determination Date”:  As to any Payment Date, the 4th Business Day preceding such Payment Date.

“Determination Date Report”: As defined in Section 9.11(a).

“Document Defect”:  As defined in Section 2.03(e).

“Early Amortization Period”:  An Early Amortization Period will commence as of any Determination Date if an Event of Default, after giving effect to any grace period, shall have occurred and shall not have been cured or waived in accordance with the terms hereof.

“Eligible Account”:  Any of (a) a segregated account maintained with a federal- or state-chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “AA-” or better by S&P, if the deposits are to be held in the account for more than 30 days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A-1” by S&P if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, or (b) a segregated trust account maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state-chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. § 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority; provided, that in the event that any of the accounts no longer qualifies as an Eligible Account under this definition, the Issuer shall promptly, and in no event later than thirty (30) calendar days following such account failing to qualify as an Eligible Account, direct the Indenture Trustee to remit all funds in such account to a specified Eligible Account.  Eligible Accounts may bear interest.

“Eligible Mortgage Loans”:  Mortgage Loans secured by a first mortgage lien on real property, (a) as to which the representations and warranties in Section 2.21 are correct, and (b) as to which the Mortgage Loan File has been delivered to Indenture Trustee; provided that, in no event shall (i) any Eligible Mortgage Loan be a security for purposes of any securities or blue-sky laws, and (ii) any Defaulted Mortgage Loan or Designated Participation Loan be an Eligible Mortgage Loan.

“Embargoed Person”:  As defined in Section 2.20(n).

“Environmental Laws”:  Any and all local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”:  As defined in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchanged Loan” or “Exchanged Loans”:  A Mortgage Loan or Mortgage Loans that are exchanged for a Qualified Substitute Loan or Qualified Substitute Loans, in each case, in a transaction with a third party or MBC and subject to the conditions and limitations described in this Indenture.

“Extraordinary Receipts”:  Any cash proceeds received by the Issuer not in the ordinary course of business, including, without limitation, (a) foreign, United States, state or local tax refunds, (b) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (c) condemnation awards (and payments in lieu thereof), (d) indemnity payments and (e) any adjustment received in connection with any purchase price in respect of an acquisition.

“Fair Market Value”:  At any time, with respect to any Mortgage Loan, a price determined by Issuer in accordance with the Servicing Standard to be the most probable price which such Mortgage Loan should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and the seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.  In making any such determination, the Issuer may obtain an MAI appraisal of the related Mortgaged Property and shall assume the consummation of a sale as of a specified date and the passing of title from the seller to the buyer under conditions whereby:  (a) the buyer and the seller are typically motivated; (b) both parties are well informed or well advised, and acting in what they consider their best interests; (c) payment is made in terms of cash in United States dollars or in financial arrangements comparable thereto; and (d) the price represents the normal consideration for such Mortgaged Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

“FDIC”:  Federal Deposit Insurance Corporation or any successor.

“FHLMC”:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Final Payment Date”:  With respect to the Notes, the Payment Date on which the final payment on the Notes is made hereunder by reason of all principal, interest and other amounts due and payable on the Notes having been paid.

“FNMA”:  The Federal National Mortgage Association, or any successor thereto.

“Foreclosure Proceeding”:  Any proceeding, non-judicial sale or power of sale or other proceeding (judicial or non-judicial) for the foreclosure, sale or assignment of any Mortgaged Property or Mortgage Loan or any other Collateral under any Mortgage.

“GAAP”:  Such accounting principles as are generally accepted in the United States.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Grant”:  To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such Collateral and all other moneys and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Issuer’s obligations under this Indenture, the Notes or any other Transaction Document.

“Guaranty” shall mean any guaranty of the payment or performance of the whole or any part of Issuer’s obligations under this Indenture, the Notes or any other Transaction Document, in whole or in part, executed at any time by a Guarantor in favor of the Indenture Trustee for the ratable benefit of the Noteholders.

“Hazardous Substances”:  Any hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans.

“Indenture”:  This instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Trustee”:  [Trustee TBD], a [type of organization], in its capacity as trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.

“Indenture Trustee Fee”:  With respect to any Determination Date, an amount on a monthly basis equal to [TBD].

“Indenture Trustee’s Office”:  The corporate trust office of the Indenture Trustee at which at any particular time this Indenture shall be administered, which office at the date of the execution of this Indenture is located at (a) solely for purposes of the transfer, surrender or exchange of Notes, [address], and (b) for all other purposes, [address], Attention: Agency and Trust — MBC Funding II Corp., or at such other address as the Indenture Trustee or Note Registrar may designate from time to time.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Indenture Trustee, the Issuer and any and all Affiliates thereof, (b) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Issuer or any Affiliate thereof, and (c) is not connected with the Indenture Trustee, the Issuer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee or the Issuer or any Affiliate thereof merely because such Person is the beneficial owner of 2% or less of any class of securities issued by the Indenture Trustee, the Issuer or any Affiliate thereof, as the case may be.  The Indenture Trustee may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

“Initial Principal Balance”:  $___________________.

“Insurance Proceeds”:  Proceeds paid under any Property Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property in accordance with the related Mortgage Loan.

“Interested Person”:  The Issuer, MBC or an Affiliate of any such Person.

“Issuer”:   MBC Funding II Corp., a New York corporation.

“Issuer Order”:  A written order signed in the name of the Issuer by a Responsible Officer.

“Issuer Request”:  A written request signed in the name of the Issuer by a Responsible Officer.

“Issuer’s Office”:  The principal office of the Issuer, located at 60 Cutter Mill Road, Suite 205, Great Neck, New York  11021, or at such other address as the Issuer may designate from time to time.

“Leasehold Interests” shall mean all of the Issuer’s right, title and interest in and to any real property owned by a Person other than the Issuer, whether as tenant, lessee, licensee, operator or otherwise.

“Legal Requirements”: With respect to each Mortgaged Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Mortgaged Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.

“Letter of Representations”:  With respect to the Notes, the Letter of Representations, dated the Closing Date, among the Depository, the Indenture Trustee and the Issuer.

“Liquidation Proceeds”:  All net proceeds realized by the Issuer in respect of the purchase or sale of a Mortgage Loan.

“LTV”:  With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to (a) in the case of a Mortgage Loan the proceeds of which were used to acquire the related Mortgaged Property, the lesser of (i) the Appraised Value of the related Mortgaged Property at origination or (ii) if such Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of such Mortgaged Property and (b) in the case of a Mortgage Loan the proceeds of which were used to finance construction of the related Mortgaged Property, the related construction costs.

“MAI”: A designation signifying that the designee is a Member of the Appraisal Institute.

“Mandatory Principal Payment”:  With respect to each Payment Date, an amount equal to the result of (a) 120% of the Outstanding Principal Balance as of the last Business Day of the most recently completed calendar month preceding such Payment Date, minus (b) the sum of the aggregate principal amount of Eligible Mortgage Loans plus amounts on deposit in the Collection Account and other deposit accounts of the Issuer subject to Account Control Agreements, in each case as of such last Business Day; provided that if such result is less than zero, the Mandatory Principal Payment for such Payment Date shall be zero.

“Maturity”:  With respect to any Note, the date as of which the principal of and interest on such Note has become due and payable as herein provided, whether on the Final Payment Date, by acceleration or otherwise.

“MBC”:  Manhattan Bridge Capital, Inc., a New York corporation.

“Mortgage”:  With respect to any Mortgaged Property, a mortgage (or deed of trust or deed to secure debt), assignment of Mortgage Loans and rents, security agreement and fixture filing or similar document executed by a Mortgagor Customer pursuant to which such Mortgagor Customer grants a lien on its interest in such Mortgaged Property in favor of the Issuer (whether as assignee of MBC or otherwise).

“Mortgage Interest Rate”:  With respect to a Mortgage Note, the annual rate of interest borne on such Mortgage Note.

“Mortgage Loan”:  A mortgage loan provided to a Mortgagor Customer and which mortgage loan includes, without limitation, (a) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (b) all right, title and interest of the Issuer in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Collateral”:  All of the Issuer’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(a)          all Mortgage Loans;

(b)          all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.06(b)), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

(c)          all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

(d)          all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

(e)          all interest rate protection agreements, relating to or constituting any and all of the foregoing;

(f)          all deposit accounts or collection accounts to which payments on account of any Mortgage Loan are deposited or remitted and all monies from time to time on deposit therein;

(g)          all “general intangibles”, “accounts” and “chattel paper” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

(h)          any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Mortgage Loan Documents”:  With respect to a Mortgage Loan, the documents comprising the Mortgage Loan File for such Mortgage Loan.

“Mortgage Loan File”:  For any Mortgage Loan, (a) the original Mortgage Note bearing all intervening endorsements, duly endorsed to the Indenture Trustee, (b) the original Mortgage(s) securing each Mortgage Note with evidence of recording thereon or copies certified by the related recording office, (c) the Collateral Assignment, if any, executed in connection with such Mortgage(s), (d) any original stock certificates (accompanied by applicable stock powers), instruments, chattel paper or other collateral securing any Mortgage Loan in which the perfection of the Issuer’s lien is based upon the Issuer’s possession thereof, (e) the valuation or appraisal, if any, of the subject Mortgaged Property prepared by a third party valuation or appraisal service, (f) the Related Title Policy, (g) the evidence of liability and property/casualty coverage relating to the Mortgaged Property, and (h) an opinion, if any, of counsel, addressed to the Issuer (or its predecessor in interest) that the Mortgage Note, the Mortgage(s) and the Collateral Assignments, if any, are the valid and binding obligations of the parties thereto enforceable in accordance with their terms and have been duly and validly endorsed or assigned to the Issuer (or its predecessor in interest).

“Mortgage Loan Guarantor”: Any guarantor under any Mortgage Loan Guaranty.

“Mortgage Loan Guaranty”:  With respect to any Mortgage Loan, the guaranty related to such Mortgage Loan executed by an Affiliate or parent of the related Mortgagor Customer in favor of MBC or the Issuer.

“Mortgage Loan Payment”:  With respect to a Mortgage Loan, the scheduled payment of principal and/or interest on such Mortgage Loan required to be made pursuant to the provisions of the related Mortgage Note.

“Mortgage Loan Schedule”:  The list of Mortgage Loans attached as Exhibit A hereto setting forth the following information with respect to each Mortgage Loan:

(i)          the Mortgagor Customer;

(ii)         the termination or maturity date for such Mortgage Loan;

(iii)        the street address (including city, state and zip code) of the Mortgaged Property;

(iv)        the applicable Mortgaged Property number as it appears on the tax maps of the municipality in which such Mortgaged Property is situated;

(v)         the Appraised Value, if available, of such Mortgaged Property;

(vi)        the initial principal amount and the then current outstanding principal amount of such Mortgage Loan;

(vii)       the Mortgage Interest Rate at which such Mortgage Loan accrues interest; and

(viii)      the monthly interest payment with respect to such Mortgage Loan.

“Mortgage Note”:  The original executed promissory note or other evidence of the indebtedness of a Mortgagor Customer with respect to a Mortgage Loan.

“Mortgaged Property”:  The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor Customer”:  With respect to each Mortgage Loan, the obligor on the related Mortgage Note.

“Net Cash Proceeds”:  The aggregate proceeds in the form of cash or Permitted Investments received by the Issuer, MBC or their respective subsidiaries in respect of any Asset Sale, including all cash or Permitted Investments received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Permitted Investments, net of:

(i)          the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees, brokerage fees and sales commissions) and any relocation expenses incurred as a result thereof;

(ii)         taxes paid or payable directly as a result thereof;

(iii)        with respect to an Asset Sale by MBC, amounts required to be applied to the repayment of indebtedness secured by a lien on the asset or assets that were the subject of such Asset Sale; and

(iv)        amounts deemed, in good faith, by the Board of Directors of the Issuer or MBC, as the case may be (or a duly authorized committee thereof), to be set aside as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve.

“Net Investment Earnings”: The amount by which the aggregate of all interest and other income realized during such Collection Period on funds held in the Collection Account, Release Account and any other accounts established from time to time, if any, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 10.03.

“Net Proceeds Offer”:  As defined in Section 9.06(e).

“Net Proceeds Offer Payment Date”:  As defined in Section 9.06(e).

“Net Proceeds Trigger Date”:  As defined in Section 9.06(e).

“Note”:  Any of the Issuer’s Senior Secured Notes, executed, authenticated and delivered hereunder, substantially in the forms attached as Exhibit B hereto.

“Note Interest”:  On any Payment Date, the interest accrued during the related Accrual Period at the Note Rate, applied to the Outstanding Principal Balance of the Notes before giving effect to any payments of principal on such Payment Date.  The Note Interest with respect to the Notes will be calculated on an actual/360 basis.

“Note Owner”:  With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository, a Depository Participant or an indirect participating brokerage firm for which a Depository Participant acts as agent.  With respect to a Definitive Note, the Person who is the holder of such Note as reflected on the Note Register.

“Note Rate”:  With respect to the Notes, ____ percent (__%) per annum.

“Note Register”:  As defined in Section 2.06(a).

“Note Registrar”:  Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee shall appoint pursuant to Section 2.06(a).

“Noteholder” or “Holder”:  With respect to any Note, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.06.  All references herein to “Noteholders” shall reflect the rights of Note Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Noteholder” or “Holder” only the Person in whose name a Note is registered in the Note Register as of the related Record Date.

“Notice of Default”:  As defined in Section 5.02.

“Officer’s Certificate”:  A certificate signed by any Responsible Officer of the Issuer or of the Indenture Trustee, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel (which shall be rendered by counsel that is Independent) in form and substance reasonably acceptable to and delivered to the addressees thereof.

“Outstanding”:  When used with respect to Notes, means, as of any date of determination, any Note theretofore authenticated and delivered under this Indenture, except:

(i)          Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and

(ii)         Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite amount or percentage have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, Notes owned by an Interested Person shall be disregarded and deemed not to be Outstanding (other than with respect to a request for consent pursuant to Section 8.02 or unless any such Person or Persons owns all such Notes), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Note Registrar knows to be so owned shall be so disregarded.  Notes owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Registrar in its sole discretion the pledgee’s right to act with respect to such Notes and that the pledgee is not an Interested Person.

“Outstanding Principal Balance”:  With respect to the Notes and any date of determination, the Initial Principal Balance less the sum of all principal payments actually distributed to the Holders of the Notes as of such date of determination.

“Ownership Interest”:  As to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Patriot Act”  The USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter thereof, including Executive Order 13224 effective September 24, 2001.

“Payment Account”:  The segregated account established in the name of the Indenture Trustee pursuant to Section 2.14(a).

“Payment Date”:  The 15th day of each calendar month, commencing on ___________ 15, 2016; provided that if such 15th day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“Paying Agent”:  As defined in Section 2.06(b).

“Payoff Amount”: With respect to any Released Loan, an amount equal to the then current unpaid principal amount thereof, plus interest thereon, related to such Released Loan.

“Permitted Encumbrances”:  As defined in Section 2.21(i).

“Permitted Investments”:  Any one or more of the following obligations or securities:

(i)          direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(ii)         obligations of agencies or instrumentalities of the United States of America that are not backed by the full faith and credit of the United States of America, provided that such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an “r” highlight attached to any rating and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

(iii)        uncertificated certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States of America or any state thereof, provided that such items are rated in the highest short-term debt rating category of the applicable Rating Agencies (or, if not rated by the applicable Rating Agency, have a comparable rating from another nationally recognized statistical rating organization), do not have an “r” highlight affixed to its rating and have a predetermined fixed amount of principal due at maturity (that cannot vary or change);

(iv)        commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States of America or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is denominated in United States dollars and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) that is rated in the highest short-term debt rating category of the applicable Rating Agencies, does not have an “r” highlight affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread, or any demand notes that constitute vehicles for commercial paper rated in the highest unsecured commercial or finance company paper rating category of the applicable Rating Agencies;

(v)         units of money market funds that have as one of their investment objectives the maintenance of a constant net asset value and that are rated in the highest applicable rating category of the applicable Rating Agencies; and

(vi)        repurchase agreements collateralized by United States Treasury securities or securities guaranteed by FNMA or FHLMC with any registered broker/dealer subject to SIPC jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by the applicable Rating Agencies in their highest short-term category.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, estate, trust, association, unincorporated organization, or any federal, state, county or municipal government or any political subdivision thereof.

“Plan”:  Any one of:  (a) (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, or (ii) a “plan”, as defined in Section 4975 of the Code, that is subject to the provisions of Section 4975 of the Code; (b) an entity whose underlying assets include assets of any such employee benefit plan or plan as set forth in clause (a) of this definition by reason of an investment in such entity by such employee benefit plan or plan; or (c) a governmental or church plan that is subject to any federal, state or local law that is materially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“Prime Rate”:  The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If The Wall Street Journal ceases to publish the “prime rate,” then the Indenture Trustee shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Indenture Trustee shall select a comparable interest rate index.  In either case, such selection shall be made by the Indenture Trustee in its sole discretion and the Indenture Trustee shall notify the Issuer in writing of its selection.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Property Insurance Policy”: With respect to any Mortgaged Property, any hazard insurance policy, flood insurance policy, or other insurance policy that is maintained from time to time in respect of such Mortgaged Property (including, without limitation, any blanket insurance policy maintained by or on behalf of the applicable Mortgagor Customer).

“Prospectus”:  Collectively, the preliminary Prospectus dated ____________ __, 2016 and the final Prospectus dated ____________ __, 2016, in each case with respect to the Notes.

“Put Right Purchase Date”:  As defined in Section 7.02(a)(a).

“Put Right Purchase Price”:  As defined in Section 7.02(a)(a).

“Qualified Insurer”:  With respect to any Mortgaged Property, an insurance company duly qualified as such under the laws of the states in which such Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

“Qualified Substitute Loan”:  (a) A Mortgage Loan acquired by the Issuer in substitution for any Exchanged Loan that, on the date of such substitution, (i) has an Outstanding Principal Balance that, when combined with the Outstanding Principal Balance of all other Qualified Substitute Loans to be acquired by the Issuer on such date of substitution, is at least equal to the Outstanding Principal Balance of all Exchanged Loans on the date of substitution, (ii) complies, in all material respects, with all of the representations and warranties made with respect to Mortgage Loans under this Indenture (with each date therein referring to the date of substitution), and (iii) has the same or greater Mortgage Interest Rate as the Exchanged Loans, or (b) a Mortgage Loan acquired by the Issuer with proceeds deposited in the Release Account that, on the date of such acquisition, complies, in all material respects, with all of the representations  and warranties made with respect to Mortgage Loans under this Indenture (with each date therein referring to the date of acquisition).

“Rating Agency”:  S&P, any other nationally recognized statistical rating organization and their respective successors in interest.

“Receivables” shall mean and include, as to the Issuer, all of the Issuer’s accounts, contract rights, instruments (including those evidencing indebtedness owed to the Issuer by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to the Issuer arising out of or in connection with a Mortgage Loan, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically assigned to the Indenture Trustee hereunder.

“Record Date”:  As to any Payment Date with respect to Book-Entry Notes, the Business Day immediately preceding such Payment Date.  As to any Payment Date with respect to Definitive Notes, the last Business Day of the prior calendar month or, in the case of the initial Payment Date, the Closing Date.

“Redemption Date”:  As defined in Section 7.01.

“Redemption Payment”:  A Mandatory Principal Payment, Voluntary Prepayment, Change of Control Purchase Price or payment in connection with a Net Proceeds Offer.

“Related Business” means those businesses in which the Issuer or MBC is engaged on the Closing Date, or that are reasonably related, ancillary, incidental or complementary thereto, as determined by the Issuer’s or MBC’s, as the case may be, board of directors.

“Related Title Policy”:  with respect to a Mortgaged Property, a policy of title insurance insuring the first priority of a Mortgage, in the form described in Section 2.21(n).

“Release Account”: The segregated account established and maintained by the Indenture Trustee on behalf of the Noteholders and the Issuer for the deposit of cash proceeds from the sale of any Mortgage Loan.

“Release Price”: With respect to any Mortgage Loan, an amount equal to (a) with respect to any Defaulted Mortgage Loan or any Released Loan, the greater of (i) the Fair Market Value of such Mortgage Loan and (ii) the outstanding principal amount of such Mortgage Loan, (b) the Payoff Amount with respect to any Mortgaged Property released due to a Collateral Defect, or (c) the Fair Market Value for any Released Loan sold to a third party; provided that the Release Price for a Mortgage Loan that has been paid in full shall be zero if all payments on account of such Mortgage Loan have been deposited to the Collection Account.

“Released Loan”:  As defined in Section 11.02(a).

“Remittance Date”: The Business Day preceding each Payment Date.

“Removed Mortgage Loan”:  A Released Loan or Exchanged Loan that has either been released or substituted that is removed from the Collateral pursuant to Section 2.04 and ARTICLE XI.

“Required Conditions”:  With respect to any proposed substitution, release, exchange or lease transfer of a Mortgage Loan, the Required Conditions will be satisfied if the Issuer shall submit to the Indenture Trustee, not less than ten (10) days prior to the date of such release, a release of lien of the Mortgage for such Mortgage Loan for execution by the Indenture Trustee.  Such release shall be in a form appropriate in each jurisdiction in which the Mortgage Loan is located.  In addition, the Issuer shall provide all other documentation that is reasonably required to be delivered by any party hereto in connection with such substitution, release, exchange or lease transfer, together with an Officer’s Certificate certifying that such documentation (a) is in compliance with all Legal Requirements, and (b) will effect such release in accordance with the terms of this Indenture.

“Requisite Majority”:  The Noteholders representing more than 50% of the Outstanding Principal Balance; provided that Interested Persons shall not be considered Noteholders and the Outstanding Principal Balance shall be reduced by the principal amount of Notes owned by Interested Persons in each case for purposes of this definition.

“Resolution”:  With respect to the Issuer, a copy of a resolution certified by an Authorized Officer to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

“Responsible Officer”:  With respect to the Indenture Trustee, any officer of the Indenture Trustee assigned to its [Corporate Trust Services Group], customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture; and, with respect to the Issuer, any officer or number of officers or other Person or number of Persons duly authorized to perform the indicated action on behalf of the Issuer.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC”:  The Securities and Exchange Commission.

“Securities”:  All marketable securities and investment property owned by the Issuer, whether now existing or hereafter created, including any held by any intermediary in any “street” name, pursuant to any custody arrangement or otherwise.

“Servicing Standard”:  To service the Mortgage Loans  in the same manner in which, and with the same care, skill, prudence and diligence with which, MBC or the Issuer, as the case may be, services and administers similar Mortgage Loans for their own account and the account of their Affiliates or any third-party portfolios, to the extent applicable, in material compliance with all applicable laws, but without regard to (i) any known relationship that MBC or the Issuer, an Affiliate of MBC or the Issuer may have with any Mortgagor Customer, any of their respective Affiliates or any other party to the Transaction Documents or (ii) the ownership, or servicing or management for others, by MBC of any other Mortgage Loans or real properties.

“Taxes”:  As defined in Section 9.03(a).

“Transaction Documents”:  This Indenture, the Asset Transfer Agreements, the organizational documents of the Issuer, each Account Control Agreement, each Guaranty, the Webster Guaranty and any related supplements or amendments to the Transaction Documents, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Notes, as the same may from time to time be amended, modified, supplemented or renewed.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Note.

“Transfer Date”:  The date on which a Mortgaged Property is acquired by the Issuer.

“Treasury Regulations”:  Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.

“Trustee Report”:  As defined in Section 6.01(a).

“UCC”:  The Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCC Financing Statement”:  A financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.

“Underwriter”:  Aegis Capital Corp.

“Unscheduled Principal Payment”:  On any Payment Date, the Unscheduled Proceeds deposited into the Collection Account for such Payment Date.

“Unscheduled Proceeds”: Collectively, without duplication, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceed, and Payoff Amounts received in connection with releases and sales of Mortgage Loans and related Mortgaged Properties.

“Unutilized Net Cash Proceeds”:  As defined in Section 9.06(e).

“Voluntary Prepayment”:  Any voluntary prepayment of the Notes, in whole or in part, in accordance with the procedures set forth in Section 7.01.

“Voting Stock”:  Capital Stock in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other comparable governing body of such corporation or Person.

“Webster Credit Agreement”:  The Credit and Security Agreement dated as of February 27, 2015 between MBC and Webster Business Credit Corporation.

“Webster Guaranty”:  The guaranty made by the Issuer for the benefit of Webster Business Credit Corporation with respect the obligations of MBC under the Webster Credit Agreement.

Section 1.02         Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

(c)          the word “including” shall be construed to be followed by the words “without limitation”;

(d)          article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e)          the definition of or any reference to any agreement, document or instrument herein shall be construed as referring to such agreement, document or instrument as from time to time amended, restated, supplemented or otherwise modified;

(f)          references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof, shall refer to such law, constitution, statute, treaty, regulation, rule or ordinance as amended from time to time, and shall include any successor thereto;

(g)          references herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(h)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(i)          the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.

ARTICLE II
THE NOTES

Section 2.01         Forms; Denominations.

(a)          The Notes shall be designated as the “Senior Secured Notes”.  The Notes may be issued with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon consistent herewith, as determined by the officers executing the Notes, as evidenced by their execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The number of Notes which may be created by this Indenture is not limited.

Section 2.02         Execution, Authentication, Delivery and Dating.

(a)          The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officers of the Issuer.  Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.  No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  All Notes shall be dated the respective dates of their authentication.

(b)          At the election of the Indenture Trustee, the Indenture Trustee may appoint one or more agents (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Section 2.06 and Section 2.11, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized under those Sections to authenticate the Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of such Notes “by the Indenture Trustee.”  The Indenture Trustee shall be the initial Authenticating Agent.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.  Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may promptly appoint a successor Authenticating Agent, and give written notice of such appointment to the Issuer and to the Noteholders.  Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.

Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.

(c)          The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate amount equal to the Initial Principal Balance.

Section 2.03         Certification of Receipt of the Collateral.

(a)          The Indenture Trustee, by its execution and delivery of this Indenture, acknowledges receipt by it of all assets Granted to it and included in the Collateral Pool, in good faith and without notice of any adverse claim, and declares that it holds and will hold such assets on behalf of the present and future Noteholders.

(b)          In addition, with respect to the Notes, the Indenture Trustee hereby certifies to the Issuer and the Noteholders that, except as specifically identified in the Schedule of Mortgage Loan Exceptions attached to the Interim Receipt (in the form attached as Schedule D hereto, (i) the Mortgage Loan Files of each related Mortgage Loan are in its possession and (ii) such Mortgage Loan Files appear regular on their face and appear to relate to the Mortgage Properties included in the Collateral.  Not later than the 15th day following the Closing Date, the Indenture Trustee shall deliver to the Issuer an executed certificate in the form of Exhibit D to the effect that, except as specifically identified in the Schedule of Mortgage Loan Exceptions attached as a schedule thereto, and other than any Mortgage Loan that has become a Liquidated Mortgage Loan or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification, (i) the original or a physical or electronic copy (certified to be true, correct and complete by the Issuer) of each Mortgage Loan is in its possession and (ii) such Mortgage Loan has been reviewed by it, appears regular on its face and appear to relate to such Mortgage Loan.  Not later than the 75th day following the Closing Date (and if any exceptions are noted, again not later than the first anniversary of the Closing Date), the Indenture Trustee shall deliver to the Issuer an executed certificate in the form of Exhibit D to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule, except as specifically identified in the Schedule of Mortgage Loan Exceptions attached as a schedule thereto, and other than any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification, (i) all documents specified in the definition of “Mortgage Loan File” are in its possession, (ii) all such documents received by it with respect to such Mortgage Loan have been reviewed by it, appear to be regular on their face and appear to relate to such Mortgage Loan, and (iii) based on the examinations referred to in this Section 2.03 and only as to the foregoing documents, the information set forth in such Mortgage Loan Schedule accurately reflects the information set forth in the Mortgage Loan File.

(c)          The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(d)          The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Mortgaged Properties or Mortgage Loans or any other asset (except as expressly provided herein) or knowingly permit the Mortgaged Properties or Mortgage Loans or any other asset included in the Collateral to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee other than the liens created pursuant to the Mortgages and this Indenture.

(e)          If any party hereto discovers that any document constituting a part of a Mortgage Loan File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage Loan File) or does not appear to be regular on its face (each, a “Document Defect”), such party shall give prompt written notice thereof to the other parties thereto. If the Issuer does not correct any Document Defect within 90 days of its receipt of such notice and such Document Defect materially and adversely affects the value of, or the interests of the Issuer in, the related Mortgage Loan or Mortgaged Property, the Issuer shall, subject to the provisions of Section 2.04 (to the same extent as if such Document Defect were a Collateral Defect), exercise such rights and remedies as the Issuer has under Section 2.04 with respect to such Document Defect. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of owner’s title insurance in lieu of the delivery of the actual policy of owner’s title insurance shall not be considered a Document Defect with respect to any Mortgage Loan File if such actual policy of insurance is delivered to the Indenture Trustee not later than 270 days after the Closing Date or Transfer Date, as applicable.

Section 2.04         Repurchase or Transfer and Exchange of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

(a)          If any party hereto discovers or receives notice that any required document is missing or of a breach of any representation or warranty relating to any Mortgage Loan or Mortgaged Property set forth in Section 2.21 that materially and adversely affects (i) the interests of the Issuer in, or the value of, such Mortgage Loan or the related Mortgaged Property or (ii) the collectability or enforceability of such Mortgage Loan (a “Collateral Defect”), the party discovering such Collateral Defect shall give prompt written notice thereof to the other parties hereto. Promptly upon becoming aware of any such Collateral Defect, the Issuer, not later than 60 days from the receipt by the Issuer of such notice or the Issuer’s knowledge of such Collateral Defects, as applicable, shall (1) cure such Collateral Defect in all material respects, (2) cause such Mortgage Loan to be released from the Collateral in accordance with Section 11.02, or (3) substitute one or more Qualified Substitute Loans for the subject Mortgage Loan in accordance with the procedures set forth in Section 11.01; provided that if (A) such Collateral Defect is capable of being cured but not within such 60-day period, (B) the Issuer has commenced and is diligently proceeding with the cure of such Collateral Defect within such 60-day period, and (C) the Issuer shall have delivered to the Indenture Trustee a certification executed on behalf of Issuer by an officer thereof setting forth the reason such Collateral Defect is not reasonably capable of being cured within an initial 60-day period and what actions the Issuer is pursuing in connection with the cure thereof and stating that the Issuer anticipates that such Collateral Defect will be cured within an additional period not to exceed 60 more days, then Issuer shall have up to an additional 60 days commencing on the 61st day from receipt by Issuer of such request to complete such cure.

(b)          If the Issuer has elected to release or to substitute one or more of the Mortgage Loans and the Issuer has delivered the Officer’s Certificates referenced in Section 11.01 and Section 11.02, respectively, the Issuer shall prepare, execute and deliver the endorsements, assignments and other documents contemplated by Section 11.01 or Section 11.02 necessary to effectuate an exchange or release pursuant to Section 2.04(a). In connection with any such release or substitution by the Issuer, the Indenture Trustee shall concurrently deliver the related Mortgage Loan File to the Issuer.

Section 2.05         The Notes Generally.

(a)          Each Note shall rank pari passu with each other Note and be equally and ratably secured by the Collateral included in the Collateral Pool. All Notes shall be substantially identical except as to denominations and as expressly permitted in this Indenture.

(b)          This Indenture, together with the related Mortgages, shall evidence a continuing lien on and security interest in the Collateral Granted hereunder or subsequently included in the Collateral Pool to secure the full payment of the principal, interest and other amounts on the Notes, which shall in all respects be equally and ratably secured hereby for payment as provided herein, and without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes, all in accordance with the terms and provisions of this Indenture.

(c)          The issuance of the Notes shall be subject to the satisfaction of the following conditions:

(i)          receipt by the Indenture Trustee of the Issuer Order authorizing the execution and authentication of the Notes;

(ii)         receipt by the Indenture Trustee of the Transaction Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any breach or waiver;

(iii)        all Mortgage Loan Files with respect to the Collateral Pool, as set forth herein, shall have been delivered to the Indenture Trustee or a custodian on its behalf together with all UCC Financing Statements, documents of similar import in other jurisdictions, and other documents reasonably necessary to perfect the Indenture Trustee’s security interest in such Collateral for the benefit of the Noteholders;

(iv)        receipt by the Indenture Trustee of Opinions of Counsel relating to (1) corporate and enforceability matters, as well as securities law matters, reasonably acceptable to the Underwriter and its counsel and (2) the creation and perfection of the Indenture Trustee’s security interest;

(v)         the Issuer has delivered a certificate of the Issuer to the Indenture Trustee, dated the Closing Date, to the effect that the Issuer is solvent; and

(vi)        receipt by the Indenture Trustee of an Officer’s Certificate from the Issuer, upon which the Indenture Trustee shall be permitted to fully rely and shall not have any liability for so relying, stating that the conditions precedent to such issuance have been fulfilled.

Section 2.06         Registrar and Paying Agent.

(a)          At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a “Note Register” in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The offices of the Note Registrar shall be initially located (as of the Closing Date) at [Trustee TBD], [address] Attention: __________________. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the predecessor Indenture Trustee may prescribe; provided, that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor’s duties as Note Registrar. The Issuer and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Note Register at the time of the request.

(b)          The Issuer shall maintain an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Issuer nor any Affiliate thereof may act as Paying Agent. The Issuer may change the Paying Agent without prior notice to the Holders. The Company initially appoints the Indenture Trustee as Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

(c)          The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the 1939 Act, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with this Indenture.

Section 2.07         Registration of Transfer and Exchange of Notes.

(a)          A Noteholder or Note Owner may Transfer a Book-Entry Note or Ownership Interest therein only in accordance with the rules and procedures of the Depository and the Depository Participants.

(b)          If any Transfer of a Note or an Ownership Interest therein is to be held by the related transferee in the form of a Definitive Note, then the Note Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) an executed transferor certificate from the transferor substantially in the form attached as Exhibit E (subject to Section 13.03).

(c)          Subject to the preceding provisions of this Section 2.07, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, in the name of the designated transferee or transferees, one or more new Notes.

(d)          Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(e)          No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(f)          All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its customary procedures.

(g)          The Note Registrar or the Indenture Trustee shall provide to the Issuer upon reasonable written request and at the expense of the requesting party a current copy of the Note Register.

(h)          Each transferee of a Note or an Ownership Interest therein will be deemed to have represented, warranted and agreed (or, in the case of Definitive Notes, shall represent, warrant and agree) that either (i) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a Plan or (ii) (1) such transferee believes that such Note is properly treated as indebtedness without substantial equity features for purposes of Department of Labor Regulations, as modified by ERISA, and agrees to so treat such Note and (2) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any law materially similar to Section 4975 of the Code or Section 406 of ERISA).

Section 2.08         CUSIP Number.

The Issuer in issuing the Notes may use one or more “CUSIP” numbers, and if so, such CUSIP numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Indenture Trustee of any such CUSIP numbers used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP numbers.

Section 2.09         Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Payment Date, the Issuer shall have deposited to such account as directed by the Paying Agent immediately available funds in an amount sufficient to make cash payments, if any, due on such Payment Date. The principal and interest on Book-Entry Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.10         Book-Entry Notes.

(a)          The Book-Entry Notes shall be delivered as one or more Notes held by the Book-Entry Custodian or, if appointed to hold such Notes as provided below, the Depository, and registered in the name of the Depository or its nominee and, except as otherwise provided in Section 2.10(c), transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Except as provided in Section 2.10(c), such Note Owners shall hold and transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Section 2.10(c), shall not be entitled to definitive, fully registered Notes (“Definitive Notes”) in respect of such Ownership Interests. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes to be held by the related transferees as Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of any Book-Entry Note transferable through the book-entry facilities of the Depository. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuer, and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe; provided, that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment other than with respect to an appointment of the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(b)          The Issuer, the Indenture Trustee and the Note Registrar may for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depository as the Noteholder and the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depository as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depository of such record date.

(c)          If (i) the Issuer advises the Indenture Trustee and the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes (or any portion thereof), and (ii) the Issuer is unable to locate a qualified successor, the Note Registrar shall notify all affected Note Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Note Registrar of the Book-Entry Notes (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, and the delivery of registration instructions from the Depository for registration of transfer, the Issuer shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, the Definitive Notes in respect of such Notes to the Note Owners identified in such instructions. None of the Issuer, the Indenture Trustee or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(d)          Upon the issuance of Definitive Notes, for purposes of evidencing ownership of any Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise voting and consent rights with respect to, and to transfer and exchange such Definitive Notes.

(e)          The Issuer shall provide an adequate inventory of Definitive Notes to the Indenture Trustee.

Section 2.11         Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in exchange therefor, a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof, and (ii) indemnity as may be reasonably required by them to hold each of them and any of their agents harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.11, the Issuer, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.

Every new Note issued pursuant to this Section 2.11 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.12         Noteholder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder at such Noteholder’s expense with a list of the Noteholders of record identified in the Note Register at the time of the request. Every Noteholder, by receiving such access, or by receiving a Note or an interest therein, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

Section 2.13         Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any of their agents, may treat the Person in whose name a Note is registered as the owner of such Note as of the related Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

Section 2.14         Payment Account.

(a)          On or prior to the Closing Date, the Indenture Trustee shall establish and maintain one or more segregated trust accounts (collectively, the “Payment Account”) at [Trustee TBD] (or at such other financial institution as necessary to ensure that the Payment Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders and the Issuer as their interests may appear. On each Remittance Date, the Indenture Trustee shall deposit or cause to be deposited in the Payment Account the Available Amount for such Payment Date. Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Payment Account. Funds in the Payment Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Payment Account shall be held by and under the control of the Indenture Trustee in the Payment Account for the benefit of the Noteholders and the Issuer as herein provided.

(b)          Amounts in the Payment Account shall be held uninvested.

(c)          The Indenture Trustee is authorized to make withdrawals from the Payment Account to make payments on the Notes and to other parties as set forth in the priorities of payments pursuant to Section 2.15(b) of this Indenture.

(d)          Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01, the Indenture Trustee shall pay to the Issuer all amounts, if any, held by it remaining as part of the Collateral Pool.

Section 2.15         Payments on the Notes.

(a)          Subject to Section 2.15(b), the Issuer agrees to pay:

(i)          on each Payment Date prior to the Final Payment Date (but only to the extent of the Available Amount pursuant to Section 2.15(b)), interest on and, to the extent payable on such Payment Date pursuant to the terms of this Indenture or the Notes, principal of such Notes in the amounts and in accordance with the priorities set forth in Section 2.15(b); and

(ii)         on the Final Payment Date, the entire Outstanding Principal Balance, together with all accrued and unpaid interest thereon.

Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.15(b), shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)          With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to each Person that is a registered holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Note shall be payable only against surrender thereof at the Indenture Trustee’s Office or such other address as may be specified in the notice of final payment. Payments of interest, principal and other amounts on the Notes to be made on any Payment Date other than the Final Payment Date shall be made, subject to applicable laws and regulations, by wire transfer to such accounts as each such Noteholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to such Payment Date or otherwise by check mailed on or before such Payment Date to the Person entitled thereto at such Person’s address appearing on the Note Register as of the related Record Date. The Indenture Trustee shall pay each Note in whole or in part as provided herein on its Final Payment Date in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Indenture Trustee of such Note at the Indenture Trustee’s Office, but in no event later than the next Business Day after the day of such presentation. If presentation is made after 3:30 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.

Each payment with respect to a Book-Entry Note shall be paid to the Depository, as holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payments to the related Note Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Note Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law. The Issuer and the Indenture Trustee shall perform their respective obligations under each Letter of Representations.

Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note. Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date and ending on the Final Payment Date, shall be payable to the Person that surrenders the new Note as provided in this Section 2.15(b).

All payments of interest, principal and other amounts made with respect to the Notes will be allocated pro rata among the Outstanding Notes as set forth below.

If any Note on which the final payment was due is not presented for payment on the Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated, non-interest bearing account (and shall remain uninvested) separate from the Payment Account (but which may be a sub-account thereof) but which constitutes an Eligible Account (or a sub-account of an Eligible Account), and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.

On each Payment Date, the Available Amount for such Payment Date will be applied by the Indenture Trustee in the following manner and order of priority:

(1)         to the Indenture Trustee, the earned and unpaid Indenture Trustee Fee;

(2)         to the Noteholders, the Note Interest, plus unpaid Note Interest from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate;

(3)         (I) for so long as no Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Noteholders (until the Outstanding Principal Balance of the Notes has been reduced to zero), an amount up to the sum of the Mandatory Principal Payment allocable to the Notes for such Payment Date; or (II) if an Early Amortization Period has commenced or Event of Default has occurred and is continuing, to the Noteholders, all remaining Available Amounts until the Outstanding Principal Balance of the Notes has been reduced to zero;

(4)         to the Issuer, all remaining Available Amounts.

Notwithstanding the provisions of this Section 2.15(b), the Issuer may, subject to Section 9.06, at any time advance funds to the Indenture Trustee for the purpose of allowing the Indenture Trustee to make required payments on the Notes without right of reimbursement.

(c)          In connection with making any payments pursuant to Section 2.15(b), the Indenture Trustee shall make available to the Issuer on the related Payment Date via the Indenture Trustee’s internet website specified in Section 6.01(a), a written statement detailing the amounts so paid; provided, that if such information is not so available on the Indenture Trustee’s internet website for any reason, the Indenture Trustee shall provide the Issuer with such written statement by facsimile transmission, confirmed in writing by first class mail or overnight courier.

Section 2.16         Final Payment Notice.

(a)          Notice of final payment under Section 2.15(b) shall be given by the Indenture Trustee as soon as practicable, but not later than two (2) Business Days prior to the Final Payment Date, to each Noteholder as of the close of business on the Record Date in the calendar month preceding the Final Payment Date at such Noteholder’s address appearing in the Note Register and to the Issuer.

(b)          All notices of final payment in respect of the Notes shall state (i) the Final Payment Date, (ii) the amount of the final payment for the Notes and (iii) the place where the Notes are to be surrendered for payment.

(c)          Notice of final payment of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee. Failure to give notice of final payment, or any defect therein, to any Noteholder shall not impair or affect the validity of the final payment of any other Note.

Section 2.17         Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code or any other applicable federal law. The consent of Noteholders shall not be required for any such withholding.

Section 2.18         Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

Section 2.19         Tax Treatment of the Notes and the Issuer.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, each Noteholder, by acceptance of its Note, and each Note Owner, by purchasing or otherwise acquiring an Ownership Interest in a Note, agree to treat the Notes and such Ownership Interests for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, as indebtedness of the Issuer.

Section 2.20         Representations and Warranties with Respect to the Issuer.

The Issuer hereby represents and warrants to the other parties hereto as follows:

(a)          The Issuer is a corporation duly created and validly existing in good standing under the laws of the State of New York and has full power, authority and legal right to execute and deliver the Indenture and the other Transaction Documents to which the Issuer is a party, to issue the Notes, to pledge the Collateral included in the Collateral Pool to the Indenture Trustee and to perform its obligations under the Indenture and the other Transaction Documents to which it is a party.

(b)          The execution and delivery by the Issuer of the Indenture and the performance by the Issuer of its obligations under the Indenture and the other Transaction Documents to which the Issuer is a party has been duly and validly authorized and will not violate the organizational documents of the Issuer, nor will such execution, delivery or performance require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action by, any arbitrator, court or other Governmental Authority (other than the SEC) or conflict with, or result in a breach or violation of, any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any arbitrator, court or other Governmental Authority applicable to the Issuer or any of its assets, any indenture, mortgage, deed of trust, partnership agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or all or any portion of the Collateral is bound, which breach or violation would materially adversely affect either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents to which it is a party or the financial condition of the Issuer or the value of any Mortgaged Property as security for the Notes.

(c)          The Issuer has requisite power and authority to own the Mortgage Loans and other Collateral and to transact the businesses in which it is now engaged. The Issuer is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection its business and operations. The Issuer possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Mortgage Loans and to transact the businesses in which it is now engaged, the failure of which to obtain would result in a material adverse effect on either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents to which it is a party or the financial condition of the Issuer or the value of any Mortgage Loan as security for the Notes.

(d)          This Indenture and the other Transaction Documents (including the Notes when issued) have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes (and the Notes when issued will constitute) a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)          The Issuer has no employee benefit plans and is not required to make any contributions to any Plans.

(f)          The Issuer (i) has not entered into the Indenture or any of the other Transaction Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Indenture. Giving effect to the issuance of the Notes, the fair saleable value of all of the Issuer’s assets will, immediately following the execution and delivery of the Transaction Documents, exceed the Issuer’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Issuer’s assets will, immediately following the execution and delivery of the Transaction Documents, be greater than the Issuer’s probable liabilities, including the maximum amount of its contingent liabilities or debts as such debts become absolute and mature. The Issuer’s assets immediately following the execution and delivery of the Transaction Documents will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Issuer does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Issuer).

(g)          The Issuer is not: (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the 1940 Act; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which prevents the Issuer from entering into the Indenture. As of the Closing Date, this Indenture is not required to be qualified under the 1939 Act.

(h)          The Transaction Documents and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary to make statements contained herein or therein not misleading.

(i)          No Default or Event of Default under the Indenture has occurred and is continuing.

(j)          Neither the Issuer nor MBC is contemplating the filing of a petition by the Issuer or MBC, as applicable, under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Issuer’s or MBC’s assets or property, and the Issuer has no knowledge of any Person contemplating the filing of any such petition against the Issuer or MBC.

(k)          The Issuer is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and the related Treasury Regulations, including temporary regulations.

(l)          The Issuer has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), that has not been repaid in full, other than (i) the Notes, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances (including the expenses relating to the transactions contemplated by this Indenture) and (iii) the Webster Guaranty.

(m)          The Issuer has good title to, and is the sole owner of, all Collateral included in the Collateral Pool, free and clear of any pledge, lien, encumbrance or security interest other than Permitted Encumbrances and the liens created hereby. This Indenture creates a valid and continuing security interest in each such item of the Collateral Pool in which a security interest may be created under Article 9 of the UCC in favor of the Indenture Trustee. The Issuer has caused the filing of an appropriate financing statement with the Secretary of State of the State of New York in order to perfect the security interests in the Collateral granted to the Indenture Trustee hereunder. Upon the issuance of the Notes and the proper filing of such financing statements, the Indenture Trustee will have a valid and enforceable perfected lien or perfected security interest, as applicable, in the Collateral, which lien or security interest is prior to all other liens, encumbrances and security interests, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from the Issuer.

(n)          As of the Closing Date and at all times throughout the term of the Notes, (i) none of the funds or other assets of the Issuer constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. law, including but not limited to, the Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (such person, an “Embargoed Person”), with the result that the investment in the Notes (whether directly or indirectly) is prohibited by law, (ii) no Embargoed Person has any interest of any nature whatsoever in the Issuer, with the result that the investment in the Notes (whether directly or indirectly) is prohibited by law, and (iii) none of the funds of the Issuer have been derived from any unlawful activity with the result that the investment in the Issuer (whether directly or indirectly) is prohibited by law.

(o)          No part of the proceeds of the Notes will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Indenture or the other Transaction Documents.

Section 2.21         Representations and Warranties With Respect to Mortgaged Properties and Mortgage Loans.

The Issuer shall make the following representations and warranties, as of the Closing Date or Transfer Date, with respect to the Mortgage Loans (and the related Mortgage, Mortgage Note, Collateral Assignment, if any, and Mortgaged Property) added to the Collateral Pool by the Issuer in connection with the issuance of the Notes or as Qualified Substitute Loans:

(a)          The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and correct in all material respects.

(b)          All payments made with respect to the Mortgage Loans under the terms of the applicable Mortgage Notes have been properly applied to the amount intended to be paid by the related Mortgagor Customers. No payment required under any Mortgage Loan is more than 60 days past due nor has any payment under any Mortgage Loan been more than 60 days past due at any time since the origination of such Mortgage Loan. The first Mortgage Loan Payment shall be made, or shall have been made, with respect to each Mortgage Loan on its due date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(c)          Neither MBC, the Issuer nor any Affiliate of either thereof has advanced funds to, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Mortgagor Customer, directly or indirectly, for the payment of any amount required under the related Mortgage Loan.

(d)          The terms of the Mortgage Notes and Mortgages have not been waived, altered or modified in any respect, from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Indenture Trustee and the Noteholders, and which has been delivered to the Indenture Trustee and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgagor Customer in respect of a Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the Mortgage Loan File delivered to the Indenture Trustee and the terms of which are reflected in the Mortgage Loan Schedule.

(e)          No Mortgagor Customer has asserted any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury with respect to the related Mortgage Loan. No Mortgagor Customer in respect of any Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time such Mortgage Loan was originated or is a debtor in any state or federal bankruptcy or insolvency proceeding.

(f)          Each Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where such Mortgaged Property is located in an amount not less than the outstanding principal balance of such Mortgage Loan. If any portion of such Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the Mortgage Loan and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Issuer, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by MBC or Funding. All premiums on such insurance policy have been paid. The related Mortgage obligates the related Mortgagor Customer to maintain all such insurance and, at such Mortgagor Customer’s failure to do so, authorizes the mortgagee to maintain such insurance at such Mortgagor Customer’s cost and expense and to seek reimbursement therefor from such Mortgagor Customer. Where required by state law or regulation, the Mortgagor Customer has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. Neither MBC nor the Issuer has engaged in, and has no knowledge of any Mortgagor Customer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Issuer.

(g)          Any and all requirements of any federal, state or local law applicable to the Mortgage Loans have been complied with in all material respects, including the Patriot Act and the rules and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control.

(h)          The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Neither MBC nor the Issuer has waived the performance by any Mortgagor Customer of any action, if such Mortgagor Customer’s failure to perform such action would cause the related Mortgage Loan to be in default, nor has MBC or the Issuer waived any default resulting from any action or inaction by any Mortgagor Customer.

(i)          Each Mortgage is a valid, enforceable and perfected first lien, on the related Mortgaged Property, including all buildings on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of each Mortgage is subject only to:

(i)          in the case of a construction loan, the lien of the Issuer (or its predecessor in interest) on such Mortgaged Property securing the Mortgage Loan made to the related Mortgagor Customer the proceeds of which were used to acquire such Mortgaged Property;

(ii)         any lien for real property taxes and assessments with respect to which a notice of lien has not been filed against such Mortgaged Property;

(iii)        covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan; and

(iv)        other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property (any of the foregoing described in subparagraph (i), (ii), (iii) or (iv), a “Permitted Encumbrance” and, collectively, the “Permitted Encumbrances”).

(j)          Each Mortgage Note, each Mortgage and any other agreement executed and delivered by a Mortgagor Customer or a Mortgage Loan Guarantor, if applicable, in connection with a Mortgage Loan is genuine, is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. All parties to each Mortgage Note, each Mortgage and any other such related agreement had legal capacity to enter into the related Mortgage Loan and to execute and deliver such Mortgage Note, such Mortgage and any such other agreements, and such Mortgage Note, such Mortgage and any other such agreements have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to any Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor Customer or any other party involved in the origination of the related Mortgage Loan. MBC or the Issuer has reviewed all of the documents constituting the Mortgage Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(k)          Each Mortgage Loan has been closed and the proceeds of such Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, except in the case of construction loans. All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage were paid, and the related Mortgagor Customer is not entitled to any refund of any amounts paid or due under the related Mortgage Note or such Mortgage.

(l)          The Issuer is the sole owner and holder of each Mortgage Loan. No Mortgage Loan has been assigned or pledged by the Issuer, and the Issuer has good, indefeasible and marketable title thereto, and has full right and authority to transfer, pledge and assign each Mortgage Loan pursuant to this Indenture to the Indenture Trustee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and following the pledge of each Mortgage Loan pursuant to this Indenture, the Indenture Trustee will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

(m)          No Mortgage Loan has an LTV greater than (i) in the case of a Mortgage Loan the proceeds of which were used to acquire the related Mortgaged Property, 75% and (ii) in the case of a Mortgage Loan the proceeds of which were used to finance construction of the related Mortgaged Property, 80%.

(n)          Each Mortgage Loan is covered by either an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where such Mortgaged Property is located, insuring the Issuer (or its predecessor in interest), its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan (or to the extent the related Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with such Mortgage), subject only to Permitted Encumbrances, and any other matters that MBC or the Issuer agreed to allow to be outstanding against such Mortgaged Property, provided that such matters, would not affect the recovery of funds in the event of foreclosure, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the related Mortgage Interest Rate and the related Mortgage Loan Payment. Where required by state law or regulation, each Mortgagor Customer has been given the opportunity to choose the carrier of the related required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the related Mortgaged Property or any interest therein. Such lender’s title insurance policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. The Issuer (or its predecessor in interest), its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Indenture. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including MBC or the Issuer, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Issuer.

(o)          Neither MBC nor the Issuer has knowledge of any mechanics’ or similar liens or claims which have been filed for work, labor or material (and to their knowledge no rights are outstanding that under the law could give rise to such liens) affecting any Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(p)          Each Mortgage Note has a stated maturity. The stated maturity of each Mortgage Note does not exceed twelve (12) months and does not provide for, or have, any extension beyond forty-eight (48) months from the original due date of such Mortgage Note. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby. Upon default by a Mortgagor Customer on a Mortgage Loan and foreclosure on, or trustee’s sale of, the related Mortgaged Property pursuant to the proper procedures, the holder of such Mortgage Loan will be able to deliver good and marketable title to such Mortgaged Property. There is no homestead or other exemption available to a Mortgagor Customer which would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage.

(q)          Each Mortgage Loan was underwritten in the ordinary course of business of MBC or the Issuer, as the case may be. Neither MBC nor the Issuer has made any representations to a Mortgagor Customer that are inconsistent with the mortgage instruments used.

(r)          To the best of MBC’s and the Issuer’s knowledge, all permits, licenses and other governmental authorizations necessary for the renovation or construction of any building on each Mortgaged Property have been obtained by the related Mortgagor Customer or by any Person managing such renovation or construction. Neither MBC nor the Issuer has received notification from any Governmental Authority that any such renovation or construction is in material non-compliance with any applicable law, ordinance, regulation, standard, permit, license or other governmental authorization which the related Mortgagor Customer is not endeavoring to cure.

(s)          The Mortgage Note, the Mortgage and any other documents required to be delivered under this Indenture for each Mortgage Loan have been delivered to the Indenture Trustee. The Issuer or its agent is in possession of a complete, true and accurate Mortgage Loan File for each Mortgage Loan, except for such documents the originals of which have been delivered to Indenture Trustee.

(t)          Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(u)          No Mortgage Loan contains provisions pursuant to which Mortgage Loan Payments are paid or partially paid with funds deposited in any separate account established by the Issuer, the Mortgagor Customer or anyone on behalf of the Issuer or the Mortgagor Customer, or paid by any source other than the Mortgagor Customer, nor does any Mortgage Loan contain any other similar provisions which may constitute a “buydown” provision. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

(v)         All advances made to a Mortgagor Customer with respect to a construction loan are evidenced by a single Mortgage Note in the stated principal amount equal to the maximum amount of advances such Mortgagor Customer is permitted to borrow under the related Mortgage Loan and all such advances are secured by the related Mortgage and bear a single interest rate and single repayment term. The lien of the related Mortgage securing the consolidated principal amount is expressly insured as having first lien priority, subject only to any acquisition loan made to such Mortgagor Customer with respect to the same Mortgaged Property, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC.

(w)          There have not been any condemnation proceedings with respect to any Mortgaged Property.

(x)          The origination and collection practices used by MBC and the Issuer with respect to each Mortgage Loan have been in all respects in compliance with applicable laws and regulations, and have been in all respects legal and proper and in the ordinary course of business. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(y)          No Mortgage Note by its terms provides for the capitalization or forbearance of interest.

(z)          No document relating to any Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or a sharing in the appreciation of the value of such Mortgaged Property. The indebtedness evidenced by each Mortgage Note is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor Customer and neither MBC nor the Issuer has financed nor does MBC or the Issuer own, directly or indirectly, any equity of any form in such Mortgaged Property or such Mortgagor Customer.

(aa)         The proceeds of the Mortgage Loans have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the related Mortgagor Customers to MBC, the Issuer or any Affiliate of MBC or the Issuer.

(bb)         Each Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the related Mortgaged Property is located.

(cc)         Except as previously disclosed to the Indenture Trustee by the Issuer and approved by Indenture Trustee in writing, no Mortgage Loan has been rejected for purchase by a whole loan buyer.

(dd)         To the best of MBC’s and the Issuer’s knowledge, each Mortgaged Property is free from any and all Hazardous Substances and there exists no violation of any Environmental Laws.

(ee)         Neither MBC nor the Issuer has knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or any Mortgage Loan.

(ff)         No Mortgage Loan is (i) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (ii) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, or (iii) subject to any comparable federal, state or local statutes or regulations or any other statute or regulation providing assignee liability to holders of such mortgage loans.

(gg)         No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor Customer without regard for such Mortgagor Customer’s ability to repay the related Mortgage Loan and the extension of credit to such Mortgagor Customer which has no tangible net benefit to such Mortgagor Customer, were employed in connection with the origination of such Mortgage Loan.

(hh)         The principal amount of each Mortgage Loan is less than One Million Five Hundred Thousand Dollars ($1,500,000); provided, that (i) up to three (3) Mortgage Loans originated in any calendar year may be in a principal amount not to exceed Two Million Dollars ($2,000,000.00) and (ii) the aggregate principal amount of all Eligible Mortgage Loans owing at any time by any Mortgagor Customer (together with Affiliates of such Mortgagor Customer (including common Mortgage Loan Guarantors and/or related entities)) to the Issuer or any Affiliate of the Issuer shall not exceed Three Million Dollars ($3,000,000).

(ii)         To the best of MBC’s and the Issuer’s knowledge, there is no pending action or proceeding involving any Mortgaged Property in which the compliance with any lead paint law, rule or regulation is an issue. Nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation that constitutes a prerequisite to the use and enjoyment of such property.

(jj)         To the best of MBC’s and the Issuer’s knowledge, there are no pending actions, suits or proceedings, arbitrations or governmental investigations against any Mortgagor Customer or any Mortgaged Property, an adverse outcome of which would materially affect (i) such Mortgagor Customer’s performance under the related Mortgage Note and other related Mortgage Loan Documents, or the use of such Mortgaged Property for the use currently being made thereof, the operation of such Mortgaged Property as currently being operated or the value of such Mortgaged Property or (ii) the collectability or enforceability of the related Mortgage with respect to such Mortgaged Property or the related Mortgage Loan.

(kk)         To the best of MBC’s and the Issuer’s knowledge, no asbestos is located on any Mortgaged Property except as may have been disclosed in the Phase I environmental reports delivered to the Indenture Trustee.

(ll)         All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable law in connection with the transfer of the Mortgage Loans and Mortgage Loan Documents to the Issuer have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Mortgages, have been paid.

(mm)         Each Mortgagor Customer under a Mortgage Loan or related Mortgage Loan Documents (which document does not negate other representations and warranties set forth herein) has been instructed to make payments directly to the Collection Account; provided that, with respect to any Mortgage Loan acquired by the Issuer from MBC pursuant to the Asset Transfer Agreement, the Issuer shall have ten (10) days after the date of such acquisition to direct, in writing, each related Mortgagor Customer to make payments directly to the Collection Account and a breach of this subsection (mm) with respect to such Mortgage Loan shall occur only if such written direction is not so delivered to such Mortgagor Customer.

(nn)         The obligations of each Mortgagor Customer under the related Mortgage Note and other Mortgage Loan Documents are not affected by reason of: (i) any damage to or destruction of any portion of a related Mortgaged Property; (ii) any taking of such Mortgaged Property; or (iii) any prohibition, limitation, interruption, cessation, restriction, prevention or interference of such Mortgagor Customer’s use, occupancy or enjoyment of such Mortgaged Property.

ARTICLE III
SATISFACTION AND DISCHARGE

Section 3.01         Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect except as to (a) any surviving rights herein expressly provided for, (b) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Outstanding Principal Balance of and interest on the Notes and any other rights of the Noteholders hereunder, and (c) the provisions of Section 3.02, when:

(1)         either: (A) all Notes theretofore authenticated and delivered (other than (I) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (II) Notes for which payment of money has theretofore been deposited in the Payment Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (I) have become due and payable or (II) will become due and payable on the next Payment Date, and in the case of clause (B)(I) or (B)(II) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Outstanding Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the related Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

(2)         the Issuer has paid or caused to be paid all other sums payable or reasonably expected to become payable by the Issuer to the Indenture Trustee, each of the other Persons to which amounts are payable hereunder and each of the Noteholders (in each case, if any); and

(3)         the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer (upon which the Indenture Trustee may rely) stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and this Indenture and such obligations shall be deemed to be in full force and effect.

Notwithstanding the foregoing, the obligations of the Issuer to the Indenture Trustee under Section 5.04 and the obligations of the Indenture Trustee to the Noteholders under Section 3.02 shall survive satisfaction and discharge of this Indenture.

Section 3.02         Application of Trust Money.

Subject to the provisions of Section 2.15, Section 5.10 and Section 7.01, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Payment Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to pay to the Persons entitled thereto the amounts to which such Persons are entitled pursuant to the provisions hereof.

ARTICLE IV
EVENTS OF DEFAULT; REMEDIES

Section 4.01         Events of Default.

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          the failure of the Issuer to pay interest on the Notes on any Payment Date or any other amount on account of the Notes (other than a payment default under subsection (b)) and such failure continues unremedied for a period of thirty (30) days;

(b)          the failure of the Issuer to pay any Redemption Payment or retire the Notes on the Final Payment Date;

(c)          (i) any material default in the observance or performance of any material covenant or agreement of the Issuer or MBC made in this Indenture or any other Transaction Documents to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 4.01 specifically dealt with), which default shall continue unremedied for a period of thirty (30) days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Noteholders holding at least 25% of the Outstanding Principal Balance, a written notice specifying such default and requiring it to be remedied; (ii) any monetary default by the Issuer under any Transaction Document, other than this Indenture or the Notes, which monetary default continues beyond any applicable cure period set forth in such Transaction Document, or if no cure period is set forth in such document, such default continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee; or (iii) any material default in the observance or performance of any non-monetary covenant or agreement on the part of the Issuer or MBC contained in any Transaction Document, other than this Indenture or the Notes, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee, provided, however, if such default under this clause (iii) is reasonably susceptible of cure, but not within such thirty (30) day period, then the Issuer or MBC, as applicable, may be permitted an additional forty-five (45) days to cure such default provided the Issuer or MBC, as applicable, diligently and continuously pursues such cure;

(d)          (i) the impairment of the validity or effectiveness of this Indenture or the material impairment of the validity or effectiveness of any other security document purporting to grant a lien to the Indenture Trustee, the subordination of the lien of the Indenture Trustee on any part of the Collateral Pool, the creation of any lien or other encumbrance on any part of the Collateral Pool in addition to the lien of the Indenture Trustee or the failure of the lien of the Indenture Trustee to constitute a valid first priority perfected security interest in the Collateral included in the Collateral Pool, in each case, that has a material adverse effect with respect to the Collateral Pool, subject to Permitted Encumbrances; provided, that if susceptible of cure, no Event of Default shall arise pursuant to this subsection (d) until the continuation of any such default unremedied for a period of thirty (30) days after receipt by the Issuer of notice thereof; or (ii) the creation of any mechanic’s, materialman’s or other lien or encumbrance, other than a Permitted Encumbrance, on any part of the Collateral, which lien is not removed of record or otherwise insured over to Indenture Trustee’s satisfaction within forty-five (45) days of the filing or recording of such lien;

(e)          a material breach of the representations and warranties of the Issuer contained in the Indenture (other than as set forth in Section 2.21) that materially and adversely affects the interests of the Indenture Trustee, on behalf of the Noteholders, which continues unremedied for a period of thirty (30) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee;

(f)          a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities and reorganization or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Issuer or MBC and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;

(g)          the Issuer or MBC shall voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, the Issuer or MBC or of, or relating to, all or substantially all of the assets of the Issuer or MBC;

(h)          any Collateral is subject to a Collateral Transfer other than as provided in this Indenture;

(i)          any default under any other Transaction Document (that is deemed an “Event of Default under the Indenture” pursuant to the terms of such other Transaction Document);

(j)          a Guaranty ceases to be in full force and effect or is declared to be null and void and unenforceable or a Guaranty is found to be invalid or a Guarantor denies its liability under its Guaranty or gives notice to that effect (other than by reason of release of the Guarantor in accordance with the terms of this Indenture);

(k)          the rendering of a final judgment or judgments (not subject to appeal) of a court of competent jurisdiction against the Issuer or MBC which could be reasonably expected to have a material adverse effect on (i) the condition, operations, assets, business or prospects of the Issuer or MBC, as applicable, (ii) the Issuer’s ability to make any payments under this Indenture, the Notes or the other Transaction Document in accordance with the terms hereof or thereof, (iii) MBC’s ability to make payments under the Guaranty, (iv) the value of the Collateral, or the Indenture Trustee’s liens on the Collateral or the priority of any such lien or (v) the practical realization of the benefits of the Indenture Trustee’s rights and remedies under this Indenture and the Transaction Documents;

(l)          MBC or any Guarantor shall fail to pay any principal or interest, regardless of amount, due in respect indebtedness exceeding $250,000 when and as the same shall become due and payable, or any other event or circumstance which would permit the holder of any such indebtedness to accelerate such indebtedness (and/or the obligations of MBC or such Guarantor thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such indebtedness); or

(m)          the Issuer or MBC shall cease doing business as conducted on the Closing Date.

Section 4.02         Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than with respect to clause (f), clause (g) or clause (i) of the definition thereof) should occur and be continuing, at the written direction of the Requisite Majority (which shall have the right, but not the obligation, to direct the Indenture Trustee to accelerate the Notes and, subject to the provisions of this Indenture, cause the foreclosure and sale of the Collateral included in the Collateral Pool), the Indenture Trustee shall declare all of the Notes to be immediately due and payable. If an Event of Default specified in clause (f), clause (g) or clause (i) of the definition thereof occurs, the unpaid Outstanding Principal Balance of such Notes, together with all accrued interest thereon through the date of acceleration, shall automatically become due and payable in full without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this ARTICLE IV, the Requisite Majority may rescind and annul such declaration and its consequences if:

(a)          the Issuer has paid to or deposited with the Indenture Trustee a sum sufficient to pay:

(i)          all payments of principal of and interest on the Notes and all other amounts that would, in each case, then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)         all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel; and

(b)          all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.

Section 4.03         Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)          If the Issuer fails to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, shall, if directed by the Requisite Majority (which will have the right, but not the obligation, to direct the Indenture Trustee to cause the foreclosure and sale of the Collateral in the Collateral Pool), institute a judicial proceeding for the collection of the sums so due and unpaid, prosecute such proceeding to judgment or final decree and enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Collateral, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.

(b)          If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and in any order, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Mortgage or by law.

(c)          In case (i) there shall be pending, relative to the Issuer, MBC or any Person having or claiming an interest in the Collateral Pool, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) a receiver, assignee, debtor-in-possession or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or MBC or their respective property or (iii) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or MBC or affecting the property of the Issuer or MBC, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(iv)        to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or any predecessor Indenture Trustee, as applicable) and of the Noteholders allowed in such proceedings;

(v)         unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

(vi)        to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their and its behalf; and

(vii)       to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer or MBC, their respective creditors and their respective property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.

(d)          Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of the Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)          In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

(f)          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.15(b).

Section 4.04         Remedies.

If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee shall, at the written direction of the Requisite Majority, in addition to performing any tasks as provided in Section 4.03, do one or more of the following:

(a)          institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under the Collateral or this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise, of the sums due and unpaid, prosecute such Proceedings, enforce any judgment obtained and collect from the Collateral included in the Collateral Pool the moneys adjudged to be payable;

(b)          liquidate, or cause to be liquidated, all or any portion of the Collateral Pool at one or more public or private sales called and conducted in any manner permitted by applicable laws; provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least 10 days prior to the date fixed for such private sale;

(c)          institute, or cause to be instituted, Foreclosure Proceedings with respect to all or part of the Collateral included in the Collateral Pool;

(d)          exercise, or cause to be exercised, any remedies of a secured party under the UCC;

(e)          maintain the lien of this Indenture over the Collateral included in the Collateral Pool and, in its own name or in the name of the Issuer or otherwise, collect and otherwise receive in accordance with is Indenture any money or property at any time payable or receivable on account of or in exchange for the Mortgaged Properties and Mortgage Loans in the Collateral Pool;

(f)          take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee hereunder; and

(g)          exercise, or cause to be exercised, any remedies contained in any Mortgage;

provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Collateral Pool following any Event of Default except in accordance with Section 4.15; provided, further, that, with respect to instituting any remedies pursuant to this Section 4.04 in any state wherein the law prohibits more than one “judicial action” or “one form of action” to enforce a mortgage obligation, the Indenture Trustee shall enforce any of the Indenture Trustee’s rights hereunder with respect to any Mortgaged Properties in accordance with the directions of the Requisite Majority.

In the event that the Indenture Trustee, following an Event of Default hereunder, institutes Foreclosure Proceedings, the Indenture Trustee shall promptly give a notice to that effect to the Issuer.

Section 4.05         Application of Money Collected.

Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Payment Account and, on each Payment Date, shall be applied in accordance with Section 2.15 and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.

Section 4.06         Limitation on Suits,

Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)         such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(2)         the Requisite Majority shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(3)         such Noteholder has offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)         the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)         an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders, or to obtain or to seek to obtain priority or preference over any other of such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders. Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.

Section 4.07         Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note (subject to Section 2.15) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to the second paragraph of Section 4.02. The Issuer shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.

Section 4.08         Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

Section 4.09         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.11, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10         Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee or the Noteholders, as the case may be.

Section 4.11         Control by Requisite Majority.

The Requisite Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under Section 4.04, or exercising any trust or power conferred on the Indenture Trustee (including, without limitation, the exercise of its rights under any Account Control Agreement); provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability; provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 4.12         Waiver of Past Defaults.

Prior to the acceleration of the Maturity of the Notes, the Requisite Majority may waive any past default hereunder and its consequences, except a default:

(1)         in the distribution of principal or interest on any Note, for which a waiver shall require the consent of Noteholders holding 100% of the Outstanding Principal Balance of all Notes affected thereby;

(2)         in respect of a covenant or provision hereof which under ARTICLE VIII cannot be modified or amended without the consent of the Holder of each Note affected thereby, for which a waiver shall require the consent by each such Holder;

(3)         depriving the Indenture Trustee of a lien on any part the Collateral, for which a waiver shall require the consent of the Indenture Trustee; or

(4)         depriving the Indenture Trustee of any fees, reimbursement, or indemnification, to which the Indenture Trustee is entitled, for which a waiver shall require the written consent of the Indenture Trustee.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom (and any Early Amortization Period resulting therefrom) shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs or expenses incurred by the Indenture Trustee in connection with such waiver shall be reimbursable to the Indenture Trustee from amounts on deposit in the Payment Account.

Section 4.13         Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder and Note Owner by its acceptance of such Note or an Ownership Interest therein shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, a court in its discretion may require, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 4.13 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate at least 25% of the Outstanding Principal Balance, or to any suit instituted by any Noteholder pursuant to Section 4.07.

Section 4.14         Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

Section 4.15         Sale of Collateral.

(a)          The power to effect any public or private sale of any portion of the Collateral Pool pursuant to Section 4.03 or Section 4.04 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until either the entirety of the Collateral Pool shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04.

(b)          Subject to Section 4.15(c), the Indenture Trustee shall not sell the Collateral included in the Collateral Pool pursuant to Section 4.03 or Section 4.04, unless:

(i)          the Requisite Majority consents to or directs the Indenture Trustee to make the related sales; or

(ii)         the proceeds of such liquidation would be greater than or equal to the Outstanding Principal Balance.

The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee or its designee to purchase all or any portion of the Collateral at any sale, public or private, and the purchase by the Indenture Trustee or its designee of all or any portion of the Collateral at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).

(c)          In the event that the Notes is not fully paid on the Final Payment Date, the Noteholders holding more than 25% of the Outstanding Principal Balance shall have the right to require the sale of the Collateral, subject to Section 4.15(b) and Section 4.15(d).

(d)          In connection with a sale of all or any portion of the Collateral Pool:

(i)          any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)         the Indenture Trustee shall execute and deliver, without recourse, an appropriate instrument of conveyance transferring its interest in any portion of the Collateral Pool in connection with a sale thereof;

(iii)        the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey any the Issuer’s interest in any portion of the Collateral Pool in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv)        no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v)         no purchaser or transferee at such a sale shall have been a prior owner of such Collateral if such prior owner was MBC or an Affiliate thereof.

Section 4.16         Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral Pool.

ARTICLE V
THE INDENTURE TRUSTEE

Section 5.01         Certain Duties and Responsibilities.

(a)          The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee’s discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, all as set forth in this Section 5.01.

(b)          The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:

(i)          The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders. The Issuer shall prepare and file or cause to be filed, at the Issuer’s expense, a UCC Financing Statement and any continuation statements, describing the Issuer as debtor, the Indenture Trustee as secured party and the Collateral included in the Collateral Pool as the collateral, in all appropriate locations in the State of New York promptly following the issuance of the Notes, and within six months prior to each fifth anniversary of the original filing. The Indenture Trustee is hereby authorized and obligated to make, at the expense of the Issuer, all required filings and refilings with respect to which the Indenture Trustee receives written direction from the Issuer, necessary to preserve the liens created by this Indenture as provided herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its reasonable discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other instruments to be performed or observed by the Issuer.

(ii)         Subject to the other provisions of this ARTICLE V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys; provided, that it shall remain liable for the acts of all such agents and attorneys. The Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iii)        The Indenture Trustee shall not, except as otherwise provided in Section 5.01(b)(i), have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.

(iv)        Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer’s Certificate of the Issuer and such Officer’s Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.

(v)         The Indenture Trustee shall not have any obligation to see to the payment or discharge of any liens (other than the liens of this Indenture and the Mortgages) upon the Collateral included in the Collateral Pool, or to see to the application of any payment of the principal of or interest on any Note secured thereby or to the delivery or transfer to any Person of any property released and from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Collateral included in the Collateral Pool, arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting negligently, in bad faith or with willful misconduct in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be).

(vi)        The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited moneys or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.

(c)          The rights, duties and liabilities of the Indenture Trustee in respect of the Collateral Pool and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:

(i)          except during the continuance of an Event of Default with respect to the Notes, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)         the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or any other Transaction Document, as applicable; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.

(d)          Subject to Section 4.12, in case an Event of Default known to the Indenture Trustee with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(e)          No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this subsection shall not be construed to limit the effect of subsections (b), (c) or (d) of this Section 5.01;

(ii)         the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of any applicable party pursuant to a Transaction Document, the Requisite Majority (unless a lower or higher percentage of Noteholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) of the Outstanding Principal Balance, as the case may be, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising or omitting exercise any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv)        the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of a default in the observance of any covenant contained in Section 9.06 or ARTICLE X unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default or (2) written notice of such default shall have been given by the Issuer or by any Noteholder to and received by a Responsible Officer of the Indenture Trustee. In the absence of receipt of such notice or actual knowledge the Indenture Trustee may conclusively assume that there is no default or Event of Default.

The Indenture Trustee shall perform the duties and obligations specified to be performed by the Indenture Trustee in this Indenture and in the other Transaction Documents.

Section 5.02         Notice of Defaults.

The Indenture Trustee, promptly but not later than two (2) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default under this Indenture, shall notify the Issuer and the Noteholders of any such default (a “Notice of Default”), unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Requisite Majority pursuant to Section 4.02 or Section 4.12. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice, or direction of the Requisite Majority or lapse of time would become, an Event of Default with respect to the Notes.

Section 5.03         Certain Rights of Indenture Trustee.

Subject to the provisions of Section 5.01, in connection with this Indenture:

(a)          the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture or any other Transaction Document, as applicable;

(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by the Issuer Request or Issuer Order and any resolution of the board of directors of the Issuer may be sufficiently evidenced by a Resolution;

(c)          whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)          the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f)           the Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee; provided, that it shall remain liable for the acts of all such attorneys and agents;

(g)          the Indenture Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

(h)          except with respect to the representations made by it in Section 5.06, the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture;

(i)           the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Collateral included in the Collateral Pool other than its failure to act in accordance with the terms of this Indenture;

(j)           The Indenture Trustee shall be under no obligation to exercise any of the powers vested in it by this Indenture or any other Transaction Document, as applicable, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Requisite Majority will be deemed to be satisfied by a letter agreement with respect to such costs from such Noteholders); nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, and such Event of Default having not been cured, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(k)           The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or the rights and powers conferred upon it by this Indenture;

(l)           The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act;

(m)          The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(n)          The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(o)          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Indenture Trustee will ask for information that will allow the Indenture Trustee to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Indenture Trustee;

(p)          Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Indenture Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found at [name of website] website at [website address] or by calling [telephone number] (in the U.S.) or [telephone number; and

(q)          The Indenture Trustee shall have the right to require that any directions, instructions or notices provided to it by any Noteholder be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead, be notarized or contain a medallion signature guarantee, or contain such other evidence as may be reasonably requested by the Indenture Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Indenture Trustee in the list of authorized signers form as set forth on Exhibit F and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Indenture Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”).

Section 5.04         Compensation; Reimbursement; Indemnification.

(a)          The Issuer hereby agrees:

(1)         to pay or cause to be paid to the Indenture Trustee, in accordance with the terms of this Indenture, monthly, the related Indenture Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2)         to reimburse, indemnify or cause to be indemnified and hold harmless the Indenture Trustee and its directors, officers, employees, agents, Affiliates and Control Persons for any loss, liability, claim, expense or disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement): (A) incurred in connection with any act (including any actions taken by the Indenture Trustee or its agents pursuant to ARTICLE IV) or omission on the part of the Indenture Trustee with respect to this Indenture (and the transactions contemplated in connection herewith), any other Transaction Documents, the Collateral Pool (including but not limited to protecting its interest in such Collateral or collecting any amount payable thereunder or in enforcing its rights with respect to such Collateral, whether or not any legal proceeding is commenced hereunder or under the Mortgages) or the Notes, in each case, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee’s obligations or duties under this Indenture; (B) arising out of or in any way relating to any one or more of the following: (I) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (II) any use, non-use or condition in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (III) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or any part thereof; and (IV) any failure of any Mortgaged Property to be in compliance with any Applicable Laws; or (C) arising out of or in any way relating to any tax on the making and/or recording of any Mortgage.

With respect to any third party claim:

(ii)         the Indenture Trustee shall give the Issuer written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;

(iii)        while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

(iv)        notwithstanding the foregoing provisions of this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior written consent of the Issuer, which consent shall not be unreasonably withheld.

The provisions of this Section 5.04(a) shall survive the termination of this Indenture and the resignation or termination of the Indenture Trustee.

The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of any of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Section 5.04(b)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of any the Issuer’s failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.

(b)          The Indenture Trustee shall not institute any proceeding seeking the enforcement of any lien against the Collateral Pool unless (i) such proceeding is in connection with a proceeding in accordance with ARTICLE IV for enforcement of the lien of this Indenture for the benefit of the Noteholders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 5.04) and a resulting declaration of acceleration of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Collateral included in the Collateral Pool.

Section 5.05         Corporate Indenture Trustee Required; Eligibility.

The Issuer hereby agrees that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $100,000,000, and subject to supervision or examination by Federal or State authority, the long-term unsecured debt of which is rated not lower than “A+” by S&P and the short-term debt of which is rated not lower than “A-1” by S&P. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the applicable supervising or examining authority, then for the purposes of this Section 5.05, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published. The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of the Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly controlled by the Issuer. If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section 5.05, the Indenture Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.06         Authorization of Indenture Trustee.

The Indenture Trustee represents and warrants as to itself: that it is duly authorized under applicable [federal] law, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that (assuming it is enforceable against the other parties hereto) this Indenture constitutes its valid and binding obligation enforceable against it in accordance with the Indenture’s terms (subject to applicable bankruptcy and insolvency laws and general principles of equity), that it is duly authorized to accept the Grant to it of the Collateral included in the Collateral Pool and is authorized to authenticate the Notes issued pursuant hereto, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.

Section 5.07         Merger, Conversion, Consolidation or Succession to Business.

Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, that such corporation, bank, trust company or association shall be otherwise qualified and eligible under this ARTICLE V, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.08         Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this ARTICLE V shall become effective until (i) the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09 and (ii) payment to the predecessor Indenture Trustee of all unpaid fees and expenses.

(b)          Subject to Section 5.08(a), the Indenture Trustee may be removed at any time with respect to the Notes by the Requisite Majority and notice of such action by the Noteholders shall be delivered to the Indenture Trustee and the Issuer.

(c)          If at any time:

(i)          the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue in any material respect, and the Indenture Trustee shall fail to resign after written request therefor by the Issuer or the Noteholders of 10% of the Outstanding Principal Balance; or

(ii)         the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in either such case, (1) the Issuer, may, by written notice, remove the Indenture Trustee, or (2) subject to Section 4.13, any Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(d)          If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any reason (including removal), the Issuer, with the consent of the Requisite Majority, shall promptly appoint a successor Indenture Trustee, who shall comply with the applicable requirements of Section 5.09. If, within 60 days after such resignation, or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Issuer, and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by act of the Requisite Majority delivered to the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Indenture Trustee with respect to the Notes. If the Indenture Trustee shall resign pursuant to this Section 5.08, then such resigning Indenture Trustee must pay all costs and expenses associated with the transfer of its duties. If the Indenture Trustee shall be removed pursuant to this Section 5.08, then the party requesting such removal of the Indenture Trustee shall pay all costs and expenses associated with the transfer of its duties.

If, within 120 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)          The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Noteholders. Each notice shall include the name of the successor Indenture Trustee and the address of its corporate trust office.

Section 5.09         Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Indenture Trustee, the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, and shall take such action as may be requested by the Issuer to provide for the appropriate interest in the Collateral Pool (including, without limitation, the Mortgages) to be vested in such successor Indenture Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section.

No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

Section 5.10         Unclaimed Funds.

The Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders. Notwithstanding the foregoing, at the expiration of three years following the Final Payment Date for the Notes any moneys set aside in accordance with Section 2.15(b) for payment of principal, interest and other amounts on such Notes remaining unclaimed by any lawful owner thereof, and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer, as their interest may appear, to be held in trust by the Issuer for the benefit of the applicable Noteholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such remittance, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer payable out of the Collateral Pool, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation in New York, New York, a notice to the effect that such moneys remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such moneys then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon their written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with applicable law. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.

Section 5.11         Illegal Acts.

No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.

Section 5.12         Communications by the Indenture Trustee.

The Indenture Trustee, if any principal of or interest on any Notes due and payable hereunder is not paid, shall send to the Issuer, within one (1) Business Day after such payment was due, a written demand for payment thereon.

Section 5.13         Separate Indenture Trustees and Co-Trustees.

(a)          Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any portion of the Collateral Pool subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. If the Indenture Trustee shall request the Issuer to do so, the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.

(b)          Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

(i)          the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee at the direction of the Indenture Trustee;

(ii)         all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and

(iii)        the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

(c)          Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instruments, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Collateral Pool to be vested in such separate trustee or co-trustee, and (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to the transfer of the lien of this Indenture and the Mortgages to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent permitted by law, do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.

(d)          Any notice, request or other writing, by or on behalf of any Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

(e)          Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

(f)          No appointment of a separate trustee or co-trustee pursuant to this Section 5.13 shall relieve the Indenture Trustee of any of its obligations, duties or responsibilities hereunder in any way or to any degree.

ARTICLE VI
REPORTS TO NOTEHOLDERS

Section 6.01         Reports to Noteholders and Others.

(a)          Based on information with respect to the Mortgaged Properties and Mortgage Loans provided to the Indenture Trustee by MBC and the Issuer pursuant to this Indenture (and the Indenture Trustee’s calculations based on such information and the Indenture Trustee’s records with respect to the Notes), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail on each Payment Date, or as soon thereafter as is practicable, to the Issuer, the Underwriter, each Noteholder and any other Person upon the direction of the Issuer a statement in respect of the payments made on such Payment Date setting forth the information set forth in Exhibit G hereto (the “Trustee Report”). The Indenture Trustee’s internet website will be located at [website address] or at such other address as the Indenture Trustee shall notify the parties hereto from time to time. For assistance with the Indenture Trustee’s internet website, Noteholders may call [telephone number].

The Indenture Trustee shall not be liable for having disseminated information in accordance with this Indenture.

The Indenture Trustee shall be entitled to rely on and shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)          Within a reasonable period of time after the end of each calendar year (but in no event more than 60 days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail to each Person who at any time during the calendar year was a Noteholder (i) a statement containing the aggregate amount of principal and interest payments on the Notes for such calendar year or applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Noteholders to prepare their federal, state and local income tax returns including, without limitation (and to the extent provided to it by the Issuer which shall so cause such information to be provided), the amount of original issue discount accrued on the Notes, if applicable. The obligations of the Indenture Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information has been provided by the Indenture Trustee.

Section 6.02         Access to Certain Information.

(a)          The Indenture Trustee shall afford to the Noteholders, the Issuer, and any regulatory authority that may exercise authority over any Noteholder, access to any documentation regarding the Collateral Pool within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.

(b)          The Indenture Trustee shall maintain at its office primarily responsible for administration of the Collateral Pool and shall deliver to the Issuer and, subject to the succeeding paragraph, any Noteholder or Note Owner or Person identified to the Indenture Trustee as a prospective transferee of a Note or an Ownership Interest therein (at the reasonable request and expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) the Prospectus, in the form most recently provided to the Indenture Trustee by the Issuer or by any Person designated by the Issuer; (ii) this Indenture, any Asset Transfer Agreement and any amendments hereto or thereto; (iii) all reports prepared by, and all reports delivered to, the Indenture Trustee since the Closing Date; (iv) all Officer’s Certificates delivered by the Issuer since the Closing Date pursuant to Section 9.09 and all Officer’s Certificates delivered by the Issuer since the Closing Date pursuant to Section 9.09; (v) all accountants’ reports caused to be delivered by the Issuer since the Closing Date pursuant to Section 9.10; (vi) all Determination Date Reports since the Closing Date prepared pursuant to Section 9.11(a); and (vii) the Mortgage Loan Files, including any and all modifications, waivers and amendments of the terms of each Mortgage Loan entered into or consented to by the Issuer and delivered to the Indenture Trustee pursuant to Section 10.08(c) or otherwise. The Indenture Trustee shall make available copies of any and all of the foregoing items upon written request of any party set forth in the previous sentence. However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

The Indenture Trustee will make available, upon reasonable advance notice and at the expense of the requesting party, copies of the above items to any Noteholder or Note Owner and to prospective purchasers of Notes.

(c)          The Indenture Trustee shall not be liable for any dissemination of information made in accordance with Section 6.02(a) or Section 6.02(b).

(d)          The Issuer shall permit agents, representatives and employees of the Indenture Trustee to inspect the Mortgaged Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the applicable Mortgage Loans.

ARTICLE VII
REDEMPTION

Section 7.01         Optional Redemption.

(a)          The Issuer, at its option, may redeem the Notes, in whole or in part, on any Payment Date on or after ____________ __, 2019 (any such Payment Date, the “Redemption Date”) at the redemption prices (expressed as percentages of principal amount), set forth below, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date (subject to the right of Noteholders of record on the relevant Record Date to receive interest due on the relevant Payment Date), if redeemed during the periods set forth below:

Redemption Date occurs:	Redemption Price:

On or after ___________ __, 2019 but prior to _____________ __, 2020	103.0%

On or after ___________ __, 2020 but prior to _____________ __, 2021	101.5%

After _____________ __, 2021	100.0%

(b)          In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Indenture Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, unless prohibited by stock exchange or other applicable rule or regulation, and if pro rata redemption is so prohibited, by lot or by such method as the Indenture Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

(c)          At least 10 days, and no more than 20 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06(a) or otherwise delivered within such period in accordance with the applicable procedures of the Depository.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(i)          the Redemption Date;

(ii)         the redemption price and the amount of premium and accrued interest to be paid;

(iii)        if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(iv)        the name and address of the Paying Agent;

(v)         that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)        that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii)       the provision of the Notes pursuant to which such Notes called for redemption are being redeemed; and

(viii)      the aggregate principal amount of Notes that are being redeemed.

(d)          At the Issuer’s written request made at least five (5) Business Days prior to the date on which notice is to be given, the Indenture Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense. Notices of redemption may not be conditional.

(e)          Once the notice of redemption described in Section 7.01(c) is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to, but not including, the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued up to, but not including, the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

(f)          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Indenture Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 7.01(e), accrued and unpaid interest on such Notes up to, but not including, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

(g)          Upon surrender of a Note that is redeemed in part, the Indenture Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 7.02         Purchase of Notes at Holders’ Option.

(a)          Notes shall be purchased in cash in whole or in part (provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part) by the Issuer, at the option of Holders, in accordance with the provisions of this Section 7.02, on ___________ __, 2021 the “Put Right Purchase Date”), for cash at a purchase price equal to 100% of the principal amount of the Notes surrendered plus accrued and unpaid interest thereon up to, but not including, the Put Right Purchase Date (the “Put Right Purchase Price”); provided that if the Put Right Purchase Date falls after a Record Date and on or before the related Payment Date, then interest on the Notes payable on such Payment Date will instead be payable to the Holders in whose names the Notes are registered at the close of business on such Record Date.

(b)          To exercise its rights pursuant to this Section 7.02, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a “Put Right Purchase Notice”) at any time from the opening of business on the date that is six (6) months prior to the Put Right Purchase Date until the close of business on the date that is four (4) months prior to the Put Right Purchase Date stating:

(i)          if Definitive Notes have been issued, the certificate number of the Note that the Holder will deliver for repurchase (or if the Notes are not Definitive Notes, the Put Right Purchase Notice must comply with the rules and procedures of the Depositary to the extent applicable),

(ii)         the portion of the Note which the Holder will deliver to be purchased, provided that that no Notes of a principal amount of $1,000 or less shall be redeemed in part, and

(iii)        that such Note shall be purchased as of the Put Right Purchase Date pursuant to the terms and conditions in this Section 7.02 and the Notes.

(c)          The Issuer shall pay the Put Right Purchase Price for all Notes with respect to which a Put Right Purchase Notice is given and not validly withdrawn, on the Put Right Purchase Date. Surrender by a Holder of its Notes to be purchased shall be a condition to receipt by such Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 7.02 only if the Note delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Issuer.

(d)          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 7.02 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

(i)          the aggregate principal amount the Notes with respect to which such notice of withdrawal is being submitted,

(ii)         the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted (or, if the Notes are not Definitive Notes, the withdrawal notice must comply with the rules and procedures of the Depositary to the extent applicable), and

(iii)        the aggregate principal amount, if any, of such Notes which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Issuer.

(e)          The Paying Agent shall promptly notify the Issuer of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

(f)          On or before 10:00 a.m. New York City time on the Put Right Purchase Date, the Issuer shall deposit with the Indenture Trustee or with the Paying Agent an amount of immediately available funds sufficient to pay the aggregate Put Right Purchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Purchase Date.

(g)          If the Indenture Trustee or the Paying Agent holds, in accordance with the terms hereof, immediately available funds sufficient to pay the Put Right Purchase Price of any Note for which a Put Right Notice has been tendered and not withdrawn, then, from and after the Put Right Purchase Date, such Note will cease to be Outstanding, and interest shall cease to accrue, whether or not such Note is delivered to the Paying Agent, and the rights of the Holder in of such Notes shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

(h)          The Put Right Purchase Price shall be paid to such Holder with respect to Notes for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Indenture Trustee or the Paying Agent, promptly after the later of (i) the Put Right Purchase Date (provided that the conditions in Section 7.02(b) have been satisfied) and (ii) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 7.02(b).

(i)          No Notes may be purchased by the Issuer at the option of Holders on a Put Right Purchase Date if there has occurred and is continuing a Default or an Event of Default with respect to the Notes, other than a Default in the payment of the Put Right Purchase Price with respect to such Notes.

ARTICLE VIII
SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01         Supplemental Indentures or Amendments Without Consent of Noteholders.

Without the consent of any Noteholder, the parties to each agreement listed below, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, any Guaranty or any other Transaction Documents, as applicable, for any of the following purposes:

(1)         to correct any typographical error or cure any ambiguity, or to cure, correct, amend or supplement any provision herein or in the Notes, any Guaranty or any other Transaction Document; provided, that such action shall not adversely affect the interests of the Noteholders in any material respect;

(2)         to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Noteholders would not be adversely affected in any material respect;

(3)         to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of this Indenture;

(4)         to modify the Indenture, any Guaranty or any other Transaction Documents as required or made necessary by any change in applicable law, so long as the interests of the Noteholders would not be adversely affected in any material respect;

(5)         to add to the covenants of the Issuer, or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer under this Indenture, any Asset Transfer Agreement or any Guaranty;

(6)         to add any additional Events of Default hereunder; provided, that such action shall not adversely affect the interests of the Noteholders in any material respect; or

(7)         to evidence and provide for the acceptance of appointment by a successor Indenture Trustee.

Without the consent of any Noteholder, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more amendments to any Account Control Agreement.

Section 8.02         Supplemental Indentures With Consent.

With the consent of Requisite Majority, the parties to the agreements listed below may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, any Guaranty or any other Transaction Document for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Noteholders hereunder or thereunder; provided, that no such supplemental indenture or amendment may, without the consent of the Noteholders of 100% of the Outstanding Principal Balance of the Outstanding Notes affected thereby:

(1)         change the Final Payment Date or the Payment Date of any principal, interest or other amount on any Note;

(2)         reduce the Outstanding Principal Balance of a Note or the applicable Note Rate;

(3)         authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Mortgaged Properties or the Mortgage Loans, except as provided in this Indenture or in any Asset Transfer Agreement;

(4)         change the coin or currency in which the principal of any Note or interest thereon is payable;

(5)         impair the right to institute suit for the enforcement of any such payment on or after the Final Payment Date;

(6)         reduce the percentage of the then Outstanding Principal Balance, the consent of whose Holders is required for any supplemental indenture or amendment, or the consent of whose Holders is required for any waiver of defaults under this Indenture and their consequences provided for in this Indenture, or for any other reason under this Indenture;

(7)         change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(8)         except as otherwise expressly provided in this Indenture or in any Asset Transfer Agreement, deprive the Indenture Trustee of the benefit of a first priority security interest in the Collateral included in the Collateral Pool;

(9)         modify Section 2.15; or

(10)        release from the lien of any Asset Transfer Agreement and this Indenture (except as specifically permitted under this Indenture or such Asset Transfer Agreement) all or any portion of the Collateral Pool.

It shall not be necessary for the consent of the Noteholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03         Delivery of Supplements and Amendments.

Promptly after the execution by the Issuer and the Indenture Trustee (and any other party, if required) of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuer, payable out of the Collateral Pool pursuant to Section 5.04, shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to each Noteholder at the address for such Noteholder set forth in the Note Register.

Section 8.04         Execution of Supplemental Indentures, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture or amendment permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture or in giving any consent to any modification of any Mortgage Loan pursuant to this Indenture, the Indenture Trustee shall be entitled to receive, at the Issuer’s expense payable out of the Collateral Pool pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE IX
COVENANTS; WARRANTIES

Section 9.01         Maintenance of Office or Agency.

The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee and the Noteholders of the location, and any change in the location, of such office or agency.

Section 9.02         Existence and Good Standing.

Subject to Section 9.11, the Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and corporate franchises and comply in all material respects with all Legal Requirements applicable to it and the Collateral. There shall never be committed by the Issuer or MBC any act or omission affording any Governmental Authority the right of forfeiture as against any Collateral or any part thereof or any moneys paid in performance of the Issuer’s obligations under any of the Transaction Documents. The Issuer hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. The Issuer shall at all times maintain, preserve and protect, or cause to be maintained, preserved and protected, all franchises and trade names and preserve all the remainder of its property required for the conduct of its business and shall keep (or cause the Mortgagor Customers under each applicable Mortgage Loan to keep) the Mortgaged Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. The Issuer shall keep (or cause the Mortgagor Customers under each applicable Mortgage Loan to keep) the Mortgaged Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Indenture.

Section 9.03         Payment of Taxes and Other Claims.

(a)          The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all applicable taxes, assessments and governmental charges (the “Taxes”) levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by the Issuer, except as set forth in Section 9.03(b); provided, that the Issuer’s failure to pay or discharge Taxes will not cause a forfeiture of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral. Upon the written direction of the Issuer, the Indenture Trustee is authorized to pay out of the Payment Account, prior to making payments on the Notes, any such taxes, assessments, governmental charges or claims which, if not paid, would cause a forfeiture or sale of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral.

(b)          After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may in good faith contest by appropriate Proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any applicable Taxes; provided, that: (i) such Proceeding shall not be precluded by, and be conducted in accordance with the provisions of, any other instrument to which the Issuer is subject and shall not constitute a default thereunder and such Proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (ii) no Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iii) the Issuer shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith; (iv) such Proceeding shall suspend the collection of such contested Taxes from the Collateral; and (v) the Issuer shall furnish such security and/or reserves as may be required in the Proceeding as required in accordance with GAAP, to insure the payment of any such Taxes, together with all interest and penalties thereon.

Section 9.04         Title to the Collateral; Lien.

(a)          The Issuer shall ensure that all cash at any time owned by the Issuer and held as part of the Collateral Pool is deposited and maintained in the Collection Account, Payment Account or any other account subject to an Account Control Agreement. The Issuer shall not consent to the bank or securities intermediary maintaining any such account to comply with instructions or entitlement orders of any person other than the Indenture Trustee. The Issuer will ensure that the bank or securities intermediary maintaining the Collection Account, the Payment Account or any other account held as part of the Collateral Pool, on or promptly after the establishment of such account, executes and delivers to the Indenture Trustee an Account Control Agreement with respect to such account.

Section 9.05         Protection of Collateral Pool.

The Issuer, and, to the extent directed by the Issuer or the Requisite Majority, the Indenture Trustee, will, at the Issuer’s expense, and without expense to the Indenture Trustee, from time to time execute and deliver all such amendments and supplements hereto (subject to Section 8.01 and Section 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments (provided, however, that the Indenture Trustee will not be obligated to prepare or file any such supplements, statements or other instruments), and will take such other action necessary or advisable to:

(a)          Grant more effectively all or any portion of the Collateral Pool;

(b)          maintain or preserve the lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c)          perfect, publish notice of, or protect the validity of any Grant made or to be made by or in this Indenture;

(d)          enforce any of the Mortgage Loans included in the Collateral Pool;

(e)          preserve and defend title to the Collateral included in the Collateral Pool and the rights of the Indenture Trustee in such Collateral against the claims of all Persons and parties; or

(f)          for carrying out the intention or facilitating the performance of the terms of this Indenture.

The Issuer will promptly execute and deliver and hereby authorizes the Indenture Trustee to execute in the name of the Issuer or without the signature of the Issuer to the extent the Indenture Trustee may lawfully do so, one or more financing statements or other instruments, to evidence more effectively the security interest of the Indenture Trustee in the Collateral.

The Issuer grants to the Indenture Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Indenture Trustee at law and in equity, including, without limitation, such rights and remedies available to the Indenture Trustee pursuant to this Section 9.05, including for the purpose of executing and delivering any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided, that, subject to and consistent with Section 5.01, the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.

Section 9.06         Limitation on Sales of Assets.

(a)          Neither the Issuer nor MBC shall, directly or indirectly, make any Asset Sale, unless:

(i)          the Issuer or MBC, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(ii)         at least 75% of such consideration received by the Issuer or MBC consists of (1) cash or Permitted Investments, (2) assets (other than securities) to be used in a Related Business, (3) with respect to an Asset Sale by MBC, the Capital Stock of any Person engaged in a Related Business that is, or as a result of or in connection with the acquisition of such Capital Stock by MBC becomes a subsidiary of MBC or (4) a combination of cash, Permitted Investments, such assets and such Capital Stock.

(b)          The amount of any notes or other obligations received by the Issuer or MBC from such transferee that are converted, sold or exchanged within one (1) year of the related Asset Sale by the Issuer or MBC into cash or Permitted Investments shall be deemed to be cash, in an amount equal to the net cash proceeds or the Fair Market Value of the Permitted Investments realized upon such conversion, sale or exchange for purposes of determining the percentage of the consideration received by the Issuer or MBC in cash or Permitted Investments.

(c)          Except as provided in Section 9.06(b), if at any time any non-cash consideration received by the Issuer or MBC, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with the provisions of this Section 9.06.

(d)          The Issuer or MBC, as the case may be, may apply an amount equal to the Net Cash Proceeds of any Asset Sale within 120 days of receipt thereof to:

(i)          with respect to an Asset Sale by MBC, repay secured indebtedness outstanding under any credit facility or any other secured indebtedness of MBC (and to cause a corresponding reduction in commitments if such repaid indebtedness was outstanding under the revolving portion of a credit facility), other than Indebtedness owed to the Issuer or an Affiliate of MBC; or

(ii)         make an investment in or expenditures for Mortgage Loans or, with respect to an Asset Sale by MBC, acquire the Capital Stock of any Person engaged in a Related Business.

Pending the final application of any such Net Cash Proceeds, MBC may temporarily reduce revolving credit borrowings to the extent not prohibited by the terms of this Indenture.

(e)          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied or committed within 120 days of such Asset Sale as described in Section 9.06(d)(i) or Section 9.06(d)(ii) (the “Net Proceeds Trigger Date” and such Net Cash Proceeds, the “Unutilized Net Cash Proceeds”), the Issuer shall, within 20 days after such 120th day, make an offer to purchase (a “Net Proceeds Offer”) all outstanding Notes up to an aggregate maximum principal amount of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, up to, but not including, the purchase date thereof).

The Issuer shall mail a notice of a Net Proceeds Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Indenture Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)         that the Net Proceeds Offer is being made pursuant to this Section 9.06, that all Notes tendered will be accepted for payment and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

(2)         the offer price (including the amount of accrued interest) and the Net Proceeds Offer date of payment (the “Net Proceeds Offer Payment Date”) (which shall be not less than 30 nor more than 45 days following the commencement of the Net Proceeds Offer and which shall be at least five (5) Business Days after the Indenture Trustee receives notice thereof from the Issuer);

(3)         that any Note not tendered will continue to accrue interest;

(4)         that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest from and after the Net Proceeds Offer Payment Date;

(5)         that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6)         that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)         that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that no Notes of a principal amount of $1,000 or less shall be purchased in part.

On or before the Net Proceeds Offer Payment Date, the Issuer shall (i) accept for payment Notes or portions thereof (provided that no Notes of a principal amount of $1,000 or less shall be purchased in part) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent, in accordance with Section 2.09, immediately available funds in an amount sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Indenture Trustee an Officers’ Certificate describing the Notes or portions thereof being purchased by the Issuer. Upon receipt by the Paying Agent of the monies specified in clause (ii) of the preceding sentence and a copy of the Officers’ Certificate specified in clause (iii) of the preceding sentence, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Indenture Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Indenture Trustee shall return the Notes purchased to the Issuer for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three (3) Business Days by the Indenture Trustee to the Issuer except with respect to monies owed as obligations to the Indenture Trustee pursuant to this Indenture. For purposes of this Section 9.06, the Indenture Trustee shall act as the Paying Agent.

(f)          With respect to any Net Proceeds Offer effected pursuant to this Section 9.06, to the extent the aggregate principal amount of Notes exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder thereof (provided that no Notes of a principal amount of $1,000 or less shall be purchased in part). To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the holders thereof pursuant to such Net Proceeds Offer (such excess constituting an “Excess”), the Issuer may retain and utilize such Excess for any general corporate purposes. Upon the completion of a Net Proceeds Offer, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

(g)          If the Issuer makes a Net Proceeds Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Section 9.06 relating to such Net Proceeds Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

Section 9.07         Repurchase at the Option of Holders upon Change of Control.

(a)          In the event of the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Issuer shall, within 30 days after the occurrence of such Change of Control, make an offer (the “Change of Control Offer”) to all Holders to purchase all outstanding Notes properly tendered pursuant to such offer, and within 60 days after the occurrence of the Change of Control, all Notes properly tendered pursuant to such offer shall be accepted for purchase (the date of such purchase, the “Change of Control Purchase Date”) for a cash price equal to 101% of the principal amount thereof as of the Change of Control Purchase Date, plus accrued and unpaid interest up to, but not including, the date of purchase.

(b)          In order to effect the Change of Control Offer, the Issuer shall mail a notice to each Holder with a copy to the Indenture Trustee stating:

(i)          that a Change of Control has occurred and that each Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest up to, but not including, the date of purchase;

(ii)         the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depository;

(iii)        that, unless the Issuer defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Purchase Date; and

(iv)        the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased.

Alternatively, the Issuer will not be required to make a Change of Control Offer as provided above, if, in connection with or in contemplation of any Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer so long as the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Alternate Offer.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer or makes an Alternate Offer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or Alternate Offer.

(c)          If the Issuer makes a Change of Control Offer or Alternate Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

Section 9.08         Covenants.

For so long as the Notes are outstanding, the Issuer shall not:

(a)          cause or permit any Collateral Transfer of a legal or beneficial interest in any Mortgage Loan or any part thereof or any legal or beneficial interest therein or any other part of the Collateral Pool, except as expressly permitted by this Indenture;

(b)          dissolve or liquidate in whole or in part;

(c)          engage, directly or indirectly, in any business other than that the business of making and holdings Mortgage Loans, ;

(d)          incur, create or assume any indebtedness for borrowed money other than the Notes or otherwise pursuant to this Indenture and the Webster Guaranty;

(e)          voluntarily file a petition for bankruptcy or reorganization, make an assignment for the benefit of creditors or commence any similar proceeding;

(f)          change its state of organization, name, identity or organizational status, or otherwise amend the organizational documents of the Issuer, without notifying the Indenture Trustee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in the Issuer’s organizational status or any such amendment, without first obtaining the prior written consent of the Indenture Trustee;

(g)          withdraw or direct any party to withdraw any funds from the Collection Account, other than in accordance with the terms of this Indenture;

(h)          engage in any business or activity other than as permitted under the organizational documents of the Issuer and this Indenture;

(i)          except as contemplated by the Transaction Documents, commingle its funds or assets with those of any other Person and shall not participate in any cash management system with any other Person, provided that the Issuer may participate in MBC’s cash management system;

(j)          pledge its assets to or for the benefit of any other Person except to the Indenture Trustee, for the benefit of the Noteholders to secure the Notes;

(k)          enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party; or

(l)          indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Notes and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Notes.

(m)          engage in any business other than for the purpose of acquiring, owning, holding, selling, transferring, exchanging, managing and operating the Mortgage Loans, entering into and performing its obligations under the Transaction Documents and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(n)          have any assets other than the Mortgage Loans, the related Mortgage Notes and personal property necessary or incidental to its ownership and operation of such Mortgage Loans; and

(o)          directly or indirectly, (i) declare or pay any dividend or any other distribution on any Capital Stock of the Issuer or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or (iii) make any Investment in any Person (other than Permitted Investments), provided that the Issuer may make such payments described in clause (i) if (1) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such payment, and (2) immediately after giving effect to such payment, (A) the aggregate outstanding principal amount of Eligible Mortgage Loans plus the aggregate amount on deposit in the Collection Account and any other deposit account of the Issuer subject to an Account Control Agreement is equal to not less than 120% of the Outstanding Principal Balance and (B) Available Amounts on deposit in the Collection Account are not less than the amount required to be paid pursuant to Section 2.15(b) on the immediately succeeding Payment Date.

Section 9.09         Statement as to Compliance.

(a)          The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each fiscal year commencing with 2016, an Officer’s Certificate of the Issuer stating that, in the course of the performance by the officer executing such Officer’s Certificate of such officer’s present duties as an officer of the Issuer, such officer would normally obtain knowledge or have made due inquiry of employees of the Issuer and the Issuer’s Affiliates as to the existence of any condition or event which would constitute an Event of Default after notice or lapse of time or both and that to the best of the officer’s knowledge, (i) the Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been an Event of Default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (ii) no Event of Default has occurred and is continuing and no condition or event that would constitute an Event of Default after notice or lapse of time or both has occurred, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

(b)          The Issuer shall deliver to the Indenture Trustee, within 60 days after the end of each calendar quarter, an Officer’s Certificate stating that (i) a review of the activities of the Issuer throughout the preceding calendar quarter, and of its performance under this Indenture has been made under such officer’s supervision, (ii) to such officer’s knowledge, based on such review, the Issuer has fulfilled in all material respects throughout such period its obligations under this Indenture or, if there was a default in the fulfillment of any such obligation in any material respect, such Officer’s Certificate shall specify each such default known to such officer and the nature and status thereof.

Section 9.10         Reports by Independent Public Accountants.

If this Indenture is required to be qualified under the 1939 Act, on or before September 30 of each year, beginning the September 30 following the first year in which this Indenture is required to be so qualified, the Issuer, at its expense, shall cause a firm of independent public accountants (which may also render other services to MBC or the Issuer) to furnish to the Indenture Trustee a report containing such firm’s opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 9.09 regarding compliance by the Issuer with the minimum Servicing Standards identified in the Uniform Single Attestation for Mortgage Bankers (to the extent applicable to residential or commercial properties) during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute’s standards require it to report.

Section 9.11         Reports to the Indenture Trustee.

(a)          Not later than 4:00 p.m., New York City time, three (3) Business Days prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee a report (the “Determination Date Report”) in a mutually agreeable electronic format, reflecting as of the close of business on the last day of the related Collection Period, the information required for purposes of making the payments required by Section 2.15(b) and the calculations and reports referred to in Section 6.01. The Issuer shall also provide to the Indenture Trustee the wire instructions for the relevant parties to which payments under Section 2.15(b) will be made. The Determination Date Report shall also contain a certification by the Issuer that (1) on the date of such report and immediately after giving effect to such payments, the aggregate outstanding principal amount of Eligible Mortgage Loans plus the aggregate amount on deposit in the Collection Account and any other deposit account of the Issuer subject to an Account Control Agreement is equal to not less than 120% of the Outstanding Principal Balance and (2) no Default or Event of Default has occurred and is continuing on such date or would result from such payments. Such information shall be delivered by the Issuer in such form as may be reasonably acceptable to Indenture Trustee.

(b)          The Issuer shall deliver to the Indenture Trustee:

(i)          within forty-five (45) days after the end of each calendar quarter the following items, each executed by a the Issuer as being true and correct: (1) a certificate dated as of the last day of each such calendar quarter identifying for each of the Mortgage Loans the respective termination or maturity dates, Mortgage Loan Payments required to be paid, and identifying any defaults under a Mortgage Loan with respect to which it has knowledge, and (2) statements of the financial affairs and condition of MBC and its subsidiaries on a consolidated basis, including a balance sheet, a cash flow summary report, a statement of profit and loss for MBC and its subsidiaries on a consolidated basis and an operating statement including detailed income and expense statement, in each case in such detail as the Indenture Trustee may request for MBC for the immediately preceding calendar quarter, which statements shall be prepared by MBC;

(ii)         within one hundred twenty (120) days after the end of each calendar year, statements of the financial affairs and condition of MBC and its subsidiaries on a consolidated basis, including a balance sheet, a cash flow summary report, a statement of profit and loss for MBC and its subsidiaries on a consolidated basis and an operating statement including detailed income and expense statement, audited in conjunction with the audit of MBC by a or another independent certified public accountant reasonably acceptable to the Indenture Trustee, for the immediately preceding calendar year; and

(iii)        copies of notices of defaults under, or any material modifications to, any of the Mortgage Loans; and

(iv)        at any time and from time to time such other financial data as the Indenture Trustee or its agents shall reasonably request with respect to MBC or the Issuer or any of their respective Affiliates.

(c)          The Indenture Trustee shall have the right, at any time and from time to time when an Event of Default exists, upon reasonable notice to the Issuer and MBC and during normal business hours at the Issuer’s or MBC’s principal place of business, to conduct an inspection or review, at the Issuer’s expense, of the Issuer’s or MBC’s, as applicable, books and records. The Issuer and MBC shall cooperate, and shall cause their respective agents and employees to cooperate in the conduct of any such inspection or review.

(d)          On or before 1:00 p.m. on the Business Day following each Determination Date, the Issuer shall determine whether the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.15(b) will be sufficient to pay the obligations under this Indenture on such Payment Date. In the event the Issuer determines that the Available Amount distributable on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.15(b) will not be sufficient to pay the obligations under this Indenture on such Payment Date (a “Deficiency”) the Issuer shall notify the Indenture Trustee in writing of such Deficiency, which written notice shall be delivered on or before 1:00 p.m. New York City time on the third Business Day before such Payment Date.

Section 9.12         Mergers and Consolidations.

The Issuer may not consolidate with or merge with or into (whether or not the Issuer is the surviving entity) any other entity, unless:

(a)          either (i) the Issuer shall be the surviving entity or (ii) the surviving entity (if other than the Issuer) shall be a Person organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the other Transaction Documents to be performed or observed on the part of the Issuer; provided, that in the case where the surviving entity is not a corporation, there is a co-obligor of the Notes that is a corporation; and

(b)          immediately thereafter, after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 9.13         Litigation.

The Issuer shall give prompt written notice to the Indenture Trustee of any Proceedings pending against the Issuer which could reasonably be expected to materially and adversely affect the Issuer’s condition (financial or otherwise) or business or any Mortgaged Property.

Section 9.14         Notice of Default.

The Issuer shall promptly advise the Indenture Trustee of any material adverse change in the Issuer’s condition, financial or otherwise not otherwise reported, or of the occurrence of any material Event of Default of which the Issuer has knowledge.

Section 9.15         Cooperate in Legal Proceedings.

The Issuer shall cooperate fully with the Indenture Trustee with respect to any Proceedings before any court, board or other Governmental Authority which may in any way affect the rights of the Indenture Trustee hereunder or any rights obtained by the Indenture Trustee under any of the other Transaction Documents and, in connection therewith, permit the Indenture Trustee, at its election, to participate in any such Proceedings.

Section 9.16         Insurance Benefits.

The Issuer shall cooperate with the Indenture Trustee in obtaining for the Indenture Trustee the benefits of any proceeds of the insurance policies lawfully or equitably payable in connection with any applicable Mortgaged Property, subject to the rights of Mortgagor Customers under the applicable Mortgage Loans, and the Indenture Trustee shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such insurance proceeds.

Section 9.17         Costs of Enforcement.

In the event (a) that any Mortgage encumbering any Mortgaged Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any Mortgage in which Proceeding the Indenture Trustee is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar Proceeding in respect of the Issuer or MBC or an assignment by the Issuer or MBC for the benefit of its creditors, the Issuer, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by the Indenture Trustee or the Issuer in connection therewith and in connection with any appellate Proceeding or post-judgment action involved therein, together with all required service or use taxes.

Section 9.18         Performance of Issuer’s Duties by MBC.

The duties of the Issuer will be performed on behalf of the Issuer by MBC pursuant to the Management Services Agreement dated as of the Closing Date between the Issuer and MBC.

Section 9.19         Payment of Debts.

The Issuer will use commercially reasonable efforts to remain solvent and the Issuer will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

Section 9.20         Capitalization of the Issuer.

The Issuer use commercially reasonable efforts to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

Section 9.21         Employees.

The Issuer shall pay its own liabilities and expenses, including, without limitation, the salaries of its own employees, if any, out of its own funds and assets and maintain a sufficient number of employees if any are required in light of its contemplated business operations.

Section 9.22         Performance by the Issuer.

(a)          The Issuer shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all applicable costs, fees and expenses to the extent required under, the Transaction Documents executed and delivered by, or applicable to, the Issuer.

(b)          The Issuer shall in a timely manner observe, perform, enforce and fulfill each and every covenant, term and provision of each Transaction Document executed and delivered by, or applicable to, the Issuer, or recorded instrument affecting or pertaining to the applicable Mortgaged Properties, to the extent the failure to observe or perform the same would materially and adversely affect the Issuer’s interest in such Mortgaged Properties, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Transaction Document executed and delivered by, or applicable to, the Issuer except in accordance with the terms and provisions thereof.

Section 9.23         Use of Proceeds.

The Issuer shall use the proceeds of the Notes to purchase from MBC, pursuant to the Asset Transfer Agreement dated as of the Closing Date, the Mortgage Loans and related assets set forth therein.

Section 9.24         Other Rights, Etc.

It is agreed that the risk of loss or damage to any Collateral is on the Issuer, and the Indenture Trustee shall have no liability whatsoever for decline in value of the Collateral.

Section 9.25         Books and Records.

The Issuer will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and file its own tax returns (provided that the Issuer’s financial statements and tax returns may be prepared on a consolidated basis with other entities provided that such consolidated financial statements and tax returns indicate the separate existence of the Issuer and its assets and liabilities). The Issuer shall maintain its books, records, resolutions and agreements as official records.

Section 9.26         Overhead Expenses.

The Issuer shall allocate fairly and reasonably overhead expenses, if any, that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate.

ARTICLE X
COVENANTS REGARDING MORTGAGE LOANS

Section 10.01         Collection of Mortgage Loan Payments; Collection Account; Release Account.

(a)          The Issuer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with the Servicing Standard.

(b)          The Issuer shall establish and maintain one segregated account in the name of the Issuer for the benefit of the Indenture Trustee on behalf of the Noteholders (the “Collection Account”), which shall be established in such manner and with the type of depository institution (the “Collection Account Bank”) specified in this Indenture. The Collection Account shall be an Eligible Account. The Collection Account will be subject to an Account Control Agreement among the Issuer, the Indenture Trustee and the Collection Account Bank in form and substance reasonably satisfactory to the Indenture Trustee pursuant to which the Collection Account Bank agrees to follow the instructions of the Indenture Trustee with respect to the Collection Account and the amounts on deposit therein, provided that the Indenture Trustee shall deliver such instructions only after the occurrence of an Event of Default. Subject to Section 10.02, neither MBC nor the Issuer will have any right of withdrawal from the Collection Account and the Issuer hereby covenants and agrees that it shall not withdraw, or direct any Person to withdraw, any funds from the Collection Account. The Collection Account shall be maintained by the Indenture Trustee as a segregated account, separate and apart from trust funds created for trust certificates or bonds of other series serviced and the other accounts of the Issuer.

(c)          The Issuer shall, not later than ten (10) days after the Closing Date (or, if later, the date the related Mortgage Loan is first included in the Collateral Pool) instruct the Mortgagor Customers to make all Mortgage Loan Payments to the Collection Account. The Issuer shall deposit or cause to be deposited in the Collection Account, within two (2) Business Days after receipt, the following payments and collections received or made by or on behalf of the Issuer subsequent to the Closing Date (other than payments due on or before the Closing Date):

(i)          all payments on account of Mortgage Loan Payments;

(ii)         all payments of other amounts payable by the Mortgagor Customer on the Mortgage Loans;

(iii)        all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgaged Property;

(iv)        the Release Price from the release of any Mortgage Loan to the extent not deposited into the Release Account; and the Release Price from the release of any Mortgage Loan transferred from the Release Account to the Collection Account pursuant to this Indenture and all proceeds representing earnings on investments in the Release Account (including interest on any Permitted Investments) made with such proceeds;

(v)         any amounts paid by any party to indemnify the Issuer or the Indenture Trustee pursuant to any provision of this Indenture;

(vi)        any amounts received on account of payments under the guaranties provided by related Mortgage Loan Guarantors; and

(vii)       any other amounts required to be so deposited under this Indenture.

(d)          The Issuer shall establish and maintain at a bank designated by the Indenture Trustee a Release Account. The Release Account shall be an Eligible Account. The funds held in the Release Account may be held as cash or invested in Permitted Investments in accordance with the provisions of Section 10.03(a). The Issuer will deposit or cause to be deposited in the Release Account, on the date of receipt, any cash proceeds from the sale of any Mortgage Loan.

Section 10.02         Withdrawals From the Collection Account.

The Account Control Agreement with respect to the Collection Account shall provide that (a) on each Remittance Date the Collection Account Bank shall deliver the Available Amount by wire transfer of immediately available funds for deposit into the Payment Account for application by the Indenture Trustee to make payments in accordance with the priorities set forth pursuant to Section 2.15(b) and (b) on any Business Day other than a Remittance Date the Collection Account Bank shall remit to the Issuer or to the Issuer’s designee the amount requested by the Issuer, provided that (i) the Issuer shall not request an amount which, after giving effect to such remittance, would cause the remaining Available Amount on deposit in the Collection Account to be less than the amount required to be paid pursuant to Section 2.15(b) (excluding any remaining Available Amounts to be paid to the Issuer) on the immediately succeeding Payment Date and (ii) the Issuer shall have executed and delivered to the Collection Account Bank and the Indenture Trustee a certificate stating that (1) a copy of such certificate has simultaneously been delivered to the Indenture Trustee, (2) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such payment, and (3) immediately after giving effect to such payment (A) the aggregate outstanding principal amount of Eligible Mortgage Loans plus the aggregate amount on deposit in the Collection Account and any other deposit account of the Issuer subject to an Account Control Agreement is equal to not less than 120% of the Outstanding Principal Balance and (B) the remaining Available Amount on deposit in the Collection Account is not less than the amount required to be paid pursuant to Section 2.15(b) (excluding any remaining Available Amounts to be paid to the Issuer) on the immediately succeeding Payment Date.

Section 10.03         Investment of Funds in the Collection Account.

(a)          At the Issuer’s direction, the Collection Account Bank shall invest the funds held in the Collection Account in one or more Permitted Investments selected by the Issuer bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Remittance Date. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account shall be made in the name of the Issuer for the benefit of the Indenture Trustee (in its capacity as such). The Issuer shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. If amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Issuer shall:

(1)         consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

(2)         demand payment of all amounts due thereunder promptly upon determination by the Issuer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

(b)          In the event that the Issuer elects to remove a Mortgage Loan from the Collateral Pool under Section 2.04 or Section 11.02, amounts deposited in the Release Account shall be applied by the Issuer (or the Indenture Trustee based solely on the instructions of the Issuer), first, to pay the expenses related to such release and, second, either to acquire a Qualified Substitute Loan or Qualified Substitute Loans within twelve (12) months following the removal of such Released Loan. Any amounts remaining in the Release Account following the twelve (12) month period from the related Release shall be transferred as Unscheduled Proceeds into the Collection Account and applied as Unscheduled Principal Payments on the following Payment Date. During an Early Amortization Period, all amounts in the Release Account shall be deposited as Unscheduled Proceeds into the Collection Account and will be included in the Available Amount on the following Payment Date to be applied as Unscheduled Principal Payments.

(a)          Whether or not the Issuer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for the Collection Account for each Collection Period, shall be added to the Available Amount for such Collection Period.

(b)          Except as otherwise expressly provided in this Indenture, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(c)          Notwithstanding the investment of funds held in the Collection Account, for purposes of the calculations hereunder, including the calculation of the Available Amount, the amounts so invested shall be deemed to remain on deposit in the Collection Account.

(d)          Any actual losses sustained on the liquidation of a Permitted Investment in the Collection Account shall be deposited by the Issuer immediately, but in no event later than one Business Day following such liquidation, into the Collection Account.

Section 10.04         Mortgage Loans.

With respect to each Mortgaged Property, the Issuer (a) shall observe and perform all the obligations imposed upon it under the related Mortgage Loan and shall not do or permit to be done anything to impair materially the value of such Mortgaged Property or related Mortgage Loan as security, (b) shall promptly send copies to the Indenture Trustee of all notices of event of default which the Issuer shall send or receive under the related Mortgage Loan, (c) shall notify the Indenture Trustee in writing of any material change in the status of any Mortgagor Customer with respect to such Mortgaged Property, including, without limitation, the vacating or surrender of any Mortgagor Customer, even if such action is expressly permitted by the terms of such Mortgagor Customer’s Mortgage Loan, (d) shall enforce all of the material terms, covenants and conditions contained in a related Mortgage Loan upon the part of the Mortgagor Customer thereunder to be observed or performed (including, without limitation, collecting financial information from each Mortgagor Customer) consistent with past practice of the Issuer or MBC, (e) shall not execute any assignment of the Issuer’s interest in a related Mortgage Loan or the Mortgage Loan Payments, and (f) shall not consent to any assignment of a related Mortgage Loan not in accordance with its terms or as permitted thereunder. The Issuer shall not agree to any material modification of a related Mortgage Loan, other than in the ordinary course of business of the Issuer.

Section 10.05         Compliance With Laws.

With respect to each Mortgaged Property:

(a)          The Issuer shall promptly comply, or cause the Mortgagor Customers to comply, in all material respects with all federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting such Mortgaged Property, or the use thereof (“Applicable Laws”), currently existing or enacted in the future.

(b)          The Issuer shall give prompt notice to the Indenture Trustee of the receipt by the Issuer of any written governmental agency notice related to a violation of any Applicable Laws and of the commencement of any governmental agency proceedings or investigations which relate to compliance with Applicable Laws.

(c)          After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may contest by appropriate Proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting any Mortgaged Property; provided, that (i) no Event of Default has occurred and is continuing under this Indenture, (ii) the Issuer is not prohibited from doing so under the provisions of any Mortgage Loan, (iii) none of such Mortgaged Property, any part thereof or interest therein, any of the related Mortgagor Customers or occupants thereof, or the Issuer shall be affected in any materially adverse way as a result of such Proceeding, (iv) non-compliance with the Applicable Laws shall not impose criminal liability on the Issuer or civil or criminal liability on the Indenture Trustee, and (v) the Issuer shall have furnished to the Indenture Trustee all other items reasonably requested by the Indenture Trustee.

Section 10.06         Other Rights, Etc.

It is agreed that the risk of loss or damage to a Mortgaged Property is on the Issuer, and the Indenture Trustee shall have no liability whatsoever for decline in value of such Mortgaged Property, for failure to maintain insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by the Indenture Trustee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or any other Collateral included in the Collateral Pool and not in the Indenture Trustee’s possession.

Section 10.07         Right to Release Any Portion of the Collateral Pool.

The Indenture Trustee shall not release any portion of the Collateral Pool except as expressly set forth in the terms and provisions of this Indenture and the other Transaction Documents and shall release such portion without, as to the remainder of such Collateral, in any way impairing or affecting the lien or priority of this Indenture, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by the Indenture Trustee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof, all in accordance with the terms hereof. This Indenture shall continue as a lien and security interest in the remaining portion of the Collateral Pool to which it applies.

Section 10.08         Mortgage Loan Matters.

(a)          The Issuer may enter into renewals of Mortgage Loans and new Mortgage Loans that are on commercially reasonable terms, provided any such renewal and new Mortgage Loans are entered into in the ordinary course of business consistent with past practices of the Issuer and MBC. The Issuer shall execute and deliver, or cause to be executed and delivered, at the request of any party hereto all such further assurances, confirmations and assignments in connection with the Mortgage Loans as may be required by the Issuer.

(b)          Except as specifically set forth herein, the Issuer shall not (i) amend or modify in any material respect, or terminate (other than in connection with a bona fide default by the Mortgagor Customer thereunder beyond any applicable notice or grace period), any Mortgage Loan other than in accordance with the Servicing Standard, (ii) shall not collect any of the Mortgage Loan Payments more than one (1) month in advance, and (iii) shall not execute any other assignment of the Issuer’s interest in the Mortgage Loans or any other Collateral (except as contemplated by the Transaction Documents). For the purpose of this Section 10.08, without limiting the generality of the foregoing, any extension of the term of a Mortgage Loan that does not reduce the Mortgage Loan Payment payable thereunder shall be deemed not to be material and any amendment or modification of a Mortgage Loan that reduces the term of such Mortgage Loan or the Mortgage Loan Payment payable thereunder shall be deemed to be material.

(c)          Notwithstanding the foregoing:

(i)          The Issuer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any Mortgage Loan Payment on, and permit the release of the related Mortgagor Customer or any Mortgage Loan Guarantor (each, a “Mortgage Loan Amendment”) without the consent of the Indenture Trustee, any Noteholder or any other Person, provided that the Issuer certifies to the Indenture Trustee that:

(1)         such Mortgage Loan Amendment is entered into for a commercially reasonable purpose in an arm’s-length transaction on market terms; and

(2)         in the reasonable judgment of the Issuer, such Mortgage Loan Amendment is in the best interest of the Noteholders and will not have an adverse effect on such Mortgage Loan or the Appraised Value of the related Mortgaged Property.

(ii)         Any Mortgage Loan Amendment in connection with a bona fide default by a Mortgagor Customer shall not be subject to the foregoing terms of this Section 10.08. Regardless of whether any Mortgage Loan Amendment is material or not, the Issuer will give the Indenture Trustee prompt written notice thereof and shall indicate whether such action is being taken pursuant to the preceding sentence and upon request will deliver a copy of any documents executed in connection therewith to the Indenture Trustee.

(iii)        The limitations, conditions and restrictions set forth in Section 10.08(c)(i) shall not apply to the Issuer’s ability to terminate a Mortgage Loan in accordance with the terms thereof.

(d)          The Issuer shall have no liability to the Indenture Trustee, the Noteholders or to any other Person if its analysis and determination that the Mortgage Loan Amendment or other action contemplated by Section 10.08(c) would not materially reduce the likelihood of timely payment of amounts due thereon, or that such Mortgage Loan Amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in accordance with the Servicing Standard in good faith by the Issuer.

(e)          All modifications, waivers, amendments and other actions entered into or taken in respect of a Mortgage Loan pursuant to this Section 10.08 shall be in writing. The Issuer shall notify the Indenture Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 10.08 and the date thereof, and shall deliver to the Indenture Trustee for deposit in the related Mortgage Loan File an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following any Mortgage Loan Amendment, the issuer shall deliver to the Indenture Trustee an Officer’s Certificate setting forth in reasonable detail the basis of the determinations made by it pursuant to Section 10.08(c).

Section 10.09         Perfection of Security Interest.

The Issuer shall take all action that may be necessary or desirable, or that the Indenture Trustee may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Indenture Trustee’s security interest in the Collateral or to enable the Indenture Trustee to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to:

(a)          immediately discharging all liens other than Permitted Encumbrances;

(b)          subject to any Permitted Encumbrances, warranting, defending and preserving the validity and priority of the lien of any Collateral against the claims of all Persons whomsoever.

(c)          obtaining landlords’ waivers and related agreements;

(d)          delivering to the Indenture Trustee, endorsed or accompanied by such instruments of assignment as the Indenture Trustee may specify, and stamping or marking, in such manner as the Indenture Trustee may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral;

(e)          entering into warehousing, lockbox and other custodial arrangements satisfactory to the Indenture Trustee;

(f)          executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to the Indenture Trustee, relating to the creation, validity, perfection, maintenance or continuation of the Indenture Trustee’s security interest under the Uniform Commercial Code or other applicable law;

(g)          obtaining “control” of any investment property, deposit account, letter-of-credit right or electronic chattel paper (the term “control” as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements establishing such “control” to be in form and substance satisfactory to the Indenture Trustee; and

(h)          if the Issuer at any time has or acquires a commercial tort claim, promptly notifying the Indenture Trustee thereof, in writing, and granting a specific collateral assignment of such claim to the Indenture Trustee as additional Collateral.

ARTICLE XI
TRANSFERS AND EXCHANGES OF MORTGAGE LOANS; RELEASE OF MORTGAGE LOANS

Section 11.01         Exchange of Mortgage Loans.

(a)          The Issuer may remove an Exchanged Loan from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Loans to the Collateral Pool. In addition, no exchange of a Mortgaged Loan to a third party or to MBC or any Affiliate of MBC or of the Issuer may occur if an Early Amortization Period exists or would occur as a result of such exchange.

(b)          In the event that the Issuer elects to substitute one or more Qualified Substitute Loans pursuant to this Section 11.01, the Issuer shall deliver to the Indenture Trustee all documents as specified in the definition of “Mortgage Loan File” with respect to each Qualified Substitute Loan in accordance with this Indenture. Mortgage Loan Payments due with respect to Qualified Substitute Loans in the month of substitution shall not be part of the Collateral and will be retained by the Issuer. For the month of substitution, the Available Amount shall include the Mortgage Loan Payment due on the Mortgage Loan for the Removed Mortgage Loan for such month and thereafter the Issuer shall be entitled to retain all amounts received in respect of such Removed Mortgage Loan. On or prior to the effective date of any such substitution, the Issuer shall deliver to the Indenture Trustee an amended Mortgage Loan Schedule reflecting the addition to the Collateral of each new Qualified Substitute Loan and the removal from the Collateral of each Removed Mortgage Loan. Upon such substitution, each Qualified Substitute Loan shall be subject to the terms of this Indenture in all respects, and the Issuer shall be deemed to have made the representations and warranties contained in Section 2.21 with respect to each Qualified Substitute Loan.

(c)          The Issuer shall effect such substitution by having each Qualified Substitute Loan assigned to the Issuer and distributing or otherwise transferring the Removed Mortgage Loan to MBC or the entity purchasing the Removed Mortgage Loan and delivering to and depositing with the Indenture Trustee (i) any transfer documents transferring such Qualified Substitute Loan to the Issuer, (ii) any transfer documents transferring such Removed Mortgage Loan to MBC or the entity purchasing the Removed Mortgage Loan and (iii) the Mortgage Loan File for such Qualified Substitute Loan.

(d)          Upon receipt of an Officer’s Certificate from the Issuer to the effect that all requirements with respect to any substitution pursuant to the foregoing terms of this Section 11.01 have been satisfied, upon which the Indenture Trustee shall be permitted to fully rely and shall have no liability for so relying without any obligation to confirm or verify, (i) the Indenture Trustee shall release or cause to be released to the Issuer’s designee the related Mortgage Loan, the related Mortgage Note and the related Mortgage Loan File for the Removed Mortgage Loan and (ii) each of the Indenture Trustee and the Issuer shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Issuer’s designee the ownership of the Removed Mortgage Loan and to release other lien or security interest in such Removed Mortgage Loan.

Section 11.02         Release of Mortgaged Property by the Issuer.

(a)          The Issuer shall have the right to have released from the lien of this Indenture any Mortgage Loan (following such release, a “Released Loan”) by depositing in the Release Account an amount equal to the Release Price in immediately available funds for the Released Loan and satisfying the Required Conditions. Upon the Indenture Trustee’s receipt of an Officer’s Certificate from the Issuer certifying that all Required Conditions have been satisfied, the Indenture Trustee shall release to the Issuer or its designee the related Mortgage Loan File and execute and deliver such instruments of release, transfer or assignment, in each case without recourse, that shall be provided to it by the Issuer and are reasonably necessary to release any lien or security interest in such Released Loan.

(b)          No sale of a Mortgage Loan to a third party or to MBC or any Affiliate thereof may occur if an Early Amortization Period would occur as a result of such purchase.

Section 11.03         Mortgage Loan Substitution.

(a)          The Issuer may remove a Mortgage Loan from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Loans to the Collateral Pool pursuant to the provisions of Section 11.01 provided that the Issuer determines, in its reasonable discretion, that there is a reasonable risk of monetary default by the Mortgagor Customer under such Mortgage Loan (“Credit Risk”).

(b)          The Issuer may remove a Mortgage Loan from the Collateral Pool in exchange for the addition of one or more Qualified Substitute Loans to the Collateral Pool pursuant to the provisions of Section 11.01 provided that the Issuer determines, in its reasonable discretion, that such Mortgage Loan is no longer an Eligible Mortgage Loan.

(c)          The Issuer shall, in connection with the removal of a Mortgage Loan from the Collateral Pool and the addition of one or more Qualified Substitute Loans to the Collateral Pool pursuant to the provisions of Section 11.03, deliver to the Indenture Trustee and Officer’s Certificate from the Issuer certifying (i) the reason for such removal, including an explanation of the related Credit Risk (and a copy of any written communication from the Mortgagor Customer related to such Credit Risk) or why such Mortgage Loan is no longer an Eligible Mortgage Loan, as the case may be, or (ii) a summary description of the anticipated Qualified Substitute Loans, (iii) that (1) immediately after giving effect to such removal and substitution, the aggregate outstanding principal amount of Eligible Mortgage Loans plus the aggregate amount on deposit in the Collection Account and any other deposit account of the Issuer subject to an Account Control Agreement is equal to not less than 120% of the Outstanding Principal Balance and (2) no Default or Event of Default has occurred and is continuing on the date of such removal and substitution or would result therefrom.

Section 11.04         Release, Sale and Exchange of Defaulted Mortgage Loans.

(a)          The Issuer shall exercise reasonable efforts, to the extent consistent with the Servicing Standard, to enforce a Defaulted Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments.

(b)          The Issuer may offer to sell a Defaulted Mortgage Loan pursuant to this Section 11.04, for a fair price, free and clear of the lien of this Indenture, if and when the Issuer determines that, consistent with the Servicing Standard, such a sale would be in the best interests of the Noteholders. The Issuer shall give the Indenture Trustee not less than twenty (20) Business Days’ prior written notice of its intention to sell any Defaulted Mortgage Loan pursuant to this Section 11.04. No Interested Person shall be obligated to submit a bid to purchase any such Defaulted Mortgage Loan. The Liquidation Proceeds shall be deposited into the Collection Account and applied as set forth herein.

(c)          If and when the Issuer deems it necessary and prudent for purposes of establishing a fair price for any Defaulted Mortgage Loan for purposes of conducting a sale of such Defaulted Mortgage Loan pursuant to Section 11.04(b), the Issuer is authorized, at the Issuer’s cost, to have an appraisal conducted by an Independent MAI-designated appraiser or other expert.

(d)          Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan for purposes of Section 11.04(b) shall be determined by the Issuer in its reasonable discretion or, if such cash bid is from an Interested Person, by the Indenture Trustee. In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan, the Indenture Trustee shall be supplied with and may conclusively rely on the most recent appraisal conducted in accordance with Section 11.04(c) within the preceding 12-month period or, in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI-designated appraiser or other expert retained by the Issuer, at the Issuer’s cost. Such appraiser shall be selected by the Issuer. In determining whether any bid constitutes a fair price for any such Defaulted Mortgage Loan, the Issuer shall take into account, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy status and physical condition of the related Mortgaged Property and the state of the local economy.

(e)          The Issuer shall act on behalf of itself and the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan, and the collection of all amounts payable in connection therewith. In connection therewith, the Issuer may charge prospective bidders fees that approximate the Issuer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan shall be free and clear of the lien of this Indenture and shall be final and without recourse to the Issuer or the Indenture Trustee. If such sale is consummated in accordance with the terms of this Indenture, the Indenture Trustee shall not have any liability to the Issuer or any Noteholder with respect to the purchase price therefor accepted by the Issuer or the Indenture Trustee, as the case may be.

(f)          The Issuer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such Defaulted Mortgage Loan. Notwithstanding the foregoing, the Issuer shall not be obligated to accept the highest cash bid if the Issuer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Noteholders, and the Issuer may accept a lower cash bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Noteholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

(e)          At any time that a Defaulted Mortgage Loan has not already been sold pursuant to the terms hereof, the Issuer may at its option (i) release such Defaulted Mortgage Loan from the lien of this Indenture pursuant to Section 11.02 or (ii) exchange one or more Qualified Substitute Loans for the subject Defaulted Mortgage Loan pursuant to Section 11.01.

(f)          The Issuer shall, and is hereby authorized and empowered by the Indenture Trustee to, prepare, execute and deliver in its own name, on behalf of the Issuer and the Indenture Trustee or any of them, the endorsements, assignments and other documents necessary to effectuate a sale of a Defaulted Mortgage Loan pursuant to this Section 11.04, and the Indenture Trustee shall execute and deliver any limited powers of attorney necessary to permit the Issuer to do so; provided, however, that the Indenture Trustee shall not be held liable for any misuse of any such power of attorney by the Issuer and the Issuer hereby agrees to indemnify the Indenture Trustee against, and hold the Indenture Trustee harmless from, any loss or liability arising from any misuse or negligence in the exercise of such power of attorney.

Section 11.05         Servicing Agent.

The Issuer shall, subject to the terms and conditions herein set forth, act as servicing agent in connection with the Mortgage Loans, including performance of the following services:

(a)          collect on a monthly basis all principal and interest due from each Mortgagor Customer under the Mortgage Notes and any other Mortgage Loan Document;

(b)          collect any other revenue due in connection with the Mortgage Notes, and any other Mortgage Loan Document, and any other revenue due in connection with matters relating to any Mortgaged Property, including, without limitation, any rents, security deposits, additional rent, direct and indirect operating costs, tenant improvement charges, and any amounts due in connection with or as a result of any casualty or exercise of eminent domain;

(c)          except as otherwise provided herein, instruct all Mortgagor Customers to remit all payments in respect of the Mortgage Notes to the Collection Account;

(d)          cause each Mortgagor Customer to keep the Mortgaged Property owned by such Mortgagor Customer insured in accordance with this Indenture;

(e)          immediately upon the filing of a notice of lien against any Mortgaged Property, cause the applicable Mortgagor Customer to pay any and all general and special city and county taxes of every kind and nature, any and all real estate and ad valorem taxes, personal property taxes, assessments, water rates, sewer rents, fines, impositions, levies, permits, inspection and license fees, all special assessments for public improvements (without permitting any improvement bond to be issued for special assessments) and all other charges now or hereafter levied or imposed upon or assessed against such Mortgaged Property or any part thereof by any municipality or other governmental authority or upon the revenues, rents, issues, income and profits of such Mortgaged Property or arising in respect of the occupancy, use or possession thereof or the use of walks, chutes, areas and other space beyond the lot line of such Mortgaged Property and on or abutting the public sidewalks and/or highways in front or adjoining such Mortgaged Property or pursuant to any environmental protection act for the use of any furnace, compactors, incinerators, parking areas or for other matters covered by any such act, together with any penalties and interest on any of the foregoing;

(f)          notify the Indenture Trustee of any monetary default or other material default by any Mortgagor Customer under the terms, covenants and conditions of any Mortgage Loan Collateral within five (5) days after the date the Issuer discovers such default;

(g)          notify the appropriate Mortgagor Customer of any monetary default or other material default under the terms of any Mortgage Loan Collateral in accordance with the terms of the applicable Mortgage Loan Documents, and otherwise communicate with such Mortgagor Customer on the Indenture Trustee’s behalf as and when required pursuant to the terms of such Mortgage Loan Documents;

(h)          notify the Indenture Trustee of (i) any abandonment by a Mortgagor Customer of such Mortgaged Property; (ii) the Issuer’s receipt of a notice from a Mortgagor Customer alleging that the Issuer is in default in the performance of its obligations under the Mortgage Loan Collateral or that any other right, entitlement, protection or condition for the benefit of a Mortgagor Customer is not being observed, performed or satisfied; (iii) the Issuer’s receipt of any notice of a proposed or threatened exercise of the right of eminent domain with respect to the Mortgaged Property or any portion thereof; and (iv) any casualty, damage or injury to the Mortgaged Property or a portion thereof which could create a risk of a material, immediate diminution in the revenue earned by or generated from the Mortgaged Property;

(i)          cooperate and assist in any legal proceedings by or against the Indenture Trustee or any the Indenture Trustee with regard to the Mortgage Loan Collateral or the Mortgaged Property and involving third parties;

(j)          following an event of a default by any Mortgagor Customer which is not timely cured within any applicable notice and cure period, take such action as may be necessary or appropriate with respect to such default, including, without limitation, retaining counsel, at the Issuer’s sole cost and expense, to foreclose the defaulting Mortgage Loan Collateral;

(k)          maintain and keep in good order separate, accurate and complete accounts and records for the Indenture Trustee, and maintain orderly files containing records of interest and principal paid, insurance policies, leases and subleases, correspondence and all other documents and papers pertaining to the Mortgage Loan Collateral and the Mortgaged Property or the operation thereof;

(l)          at the Indenture Trustee’s option, either audit and verify the accuracy of any statements and information required to be submitted by any Mortgagor Customer with respect to its Mortgage Loan Collateral or refer said matter to the Indenture Trustee’s accountants and cooperate with said accountants in the conduct of any such audit;

(m)          take service, if requested, for the Indenture Trustee of legal notices; advise the Indenture Trustee’s attorneys as promptly as possible of such service; advise the Indenture Trustee of the receipt of information concerning any claim of injury, damage or other liability against the Indenture Trustee or any the Indenture Trustee and, to the extent available, other relevant information concerning such claim; and provide copies of all relevant legal papers to the Indenture Trustee’s attorneys. The Issuer will give notice of claims and forward documents to the Indenture Trustee’s insurance carrier whenever appropriate, and furnish the Indenture Trustee with copies of insurance claims made against or on behalf of the Indenture Trustee; and

(n)          generally, do all things reasonably deemed necessary or desirable for the proper servicing of Mortgage Loan Collateral.

Section 11.06         Servicing.

(a)          The Issuer covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with the Servicing Standard. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Notes have been paid in full or (iii) the transfer of servicing.

(b)          If the Mortgage Loans are serviced by the Issuer, (i) the Issuer agrees agree that the Indenture Trustee is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the “Servicing Records”), and (ii) the Issuer grants the Indenture Trustee a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Issuer or its designee to service in conformity with this Section 11.06 and any other obligation of the Issuer to the Indenture Trustee and the Noteholders. The Issuer covenants to safeguard such Servicing Records and to deliver them promptly to the Indenture Trustee or its designee at the Indenture Trustee’s request.

(c)          If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the “Servicer”), the Issuer (i) shall provide a copy of the servicing agreement to the Indenture Trustee, which shall be in form and substance acceptable to the Indenture Trustee (the “Servicing Agreement”), and (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit I hereto (a “Servicer Notice”) and shall cause the Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be approved in writing by the Indenture Trustee and shall acknowledge and agree to a Servicer Notice prior to such successor’s assumption of servicing obligations with respect to the Mortgage Loans.

(d)          If the servicer of the Mortgage Loans is the Issuer or the Servicer is an Affiliate of the Issuer, such Person shall provide to the Indenture Trustee a letter from to the effect that upon the occurrence of an Event of Default, the Indenture Trustee may terminate any Servicing Agreement and in any event transfer servicing to the Indenture Trustee’s designee, at no cost or expense to the Indenture Trustee, it being agreed that the Issuer will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Indenture Trustee.

(e)          In the event the Issuer or its Affiliate is servicing the Mortgage Loans, the Issuer shall, and shall cause such Affiliate to, permit the Indenture Trustee from time to time to inspect the Issuer’s or such Affiliate’s, as the case may be, servicing facilities for the purpose of satisfying the Indenture Trustee that the Issuer or such Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Indenture.

Section 11.07         Termination of Servicing Duties.

At any time following an Event of Default, the Indenture Trustee may elect to discontinue the Issuer’s duties pursuant to Section 11.06. Following any such election by the Indenture Trustee, the Indenture Trustee shall designate and retain a subsidiary, affiliate or agent of the Indenture Trustee (the “Indenture Trustee’s Designee”) to perform said duties. Promptly after being discharged of its duties in accordance with the terms of this Section 11.07, the Issuer shall forward to the Indenture Trustee or the Indenture Trustee’s Designee any amounts then being held by the Issuer in connection with the Mortgage Loan Collateral or the Mortgaged Property.

ARTICLE XII
COSTS

Section 12.01         Performance at the Issuer’s Expense.

The Issuer acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of any Mortgaged Property or any part thereof, whether required by law, regulation or any governmental or quasi-governmental authority. The Issuer hereby acknowledges and agrees to pay, immediately, upon demand, all fees of a type or nature which may reasonably be imposed by the Indenture Trustee from time to time, in accordance with the priorities set forth herein. Wherever it is provided for herein that the Issuer pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of the Indenture Trustee in accordance with the priorities set forth herein.

ARTICLE XIII
MISCELLANEOUS

Section 13.01         Execution Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.02         Compliance Certificates and Opinions, Etc.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Section 13.03         Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever this Indenture requires that a document or instrument (other than any Note) be delivered in substantially the form attached hereto as an exhibit, modifications and additions to and deletions from any such exhibit reflected in such document or instrument as delivered hereunder shall not impair the validity or acceptability of such document or instrument (nor shall any Person be entitled to reject such document or instrument as a result thereof) to the extent that such modifications, additions or deletions are approved by the Issuer and are made in a manner consistent with applicable law (including changes thereto).

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in ARTICLE V.

Section 13.04         No Oral Change.

This Indenture, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Issuer or the Indenture Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought and otherwise in accordance herewith.

Section 13.05         Acts of Noteholders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or “Acts” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Issuer if made in the manner provided in this Section 13.05. With respect to authorization to be given or taken by Noteholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of the Requisite Majority, unless any greater or lesser percentage is required by the terms hereunder.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)          The Outstanding Principal Balance and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 13.06         Computation of Percentage of Noteholders.

Unless otherwise specified herein, whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders, such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the Outstanding Principal Balance.

Section 13.07         Notice to the Indenture Trustee, the Issuer and Certain Other Persons.

Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: (a) in the case of the Issuer to MBC Funding II Corp., c/o Manhattan Bridge Capital, Inc., 60 Cutter Mill Road, Suite 205, Great Neck, New York 11021, Attention: Assaf Ran, and (b) in the case of the Indenture Trustee, [Trustee TBD], [address], Attention: ________________, facsimile number: __________; or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 13.08         Notices to Noteholders; Notification Requirements and Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first class mail, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 13.09         Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind their successors and permitted assigns, whether so expressed or not.

Section 13.10         Interest Charges; Waivers.

This Indenture is subject to the express condition that at no time shall the Issuer be obligated or required to pay interest hereunder at a rate which could subject the Indenture Trustee to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Issuer is permitted by applicable law to contract or agree to pay. If by the terms of this Indenture, the Issuer is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, such rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Issuer expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Indenture, except for notices expressly provided for in this Indenture or the Notes.

Section 13.11         Severability Clause.

In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.

Section 13.12         Governing Law.

(a)          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

(b)          Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Collateral included in the Collateral Pool may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Issuer hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum. As long as any of the Notes remain Outstanding, service of process upon the Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service in any such legal action or proceeding.

Section 13.13         Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.14         Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and any other party secured hereunder or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.15         Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Indenture Trustee in its individual capacity or (b) any partner, owner, beneficiary, agent, officer, director, employee, agent or Control Person of the Issuer, the Indenture Trustee, in its individual capacity, any holder of a beneficial interest in the Issuer or of any successor or assignee of the Issuer, the Indenture Trustee, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee does not any such obligations in its individual capacity).

Section 13.16         Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom and to discuss the Issuer’s affairs, finances and accounts relating to the Issuer with the officers of MBC on behalf of the Issuer and the Issuer’s employees and independent public accounting firm, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 13.17         Method of Payment.

Except as otherwise provided in Section 2.15(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.

Section 13.18         Trust Indenture Act Controls.

If this Indenture is required to be qualified under the 1939 Act:

(a)          if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control;

(b)          if any provision of this Indenture modifies any 1939 Act provision that may be so modified, such 1939 Act provision shall be deemed to apply to this Indenture as so modified;

(c)          if any provision of this Indenture excludes any 1939 Act provision that may be so excluded, such 1939 Act provision shall be excluded from this Indenture; and

(d)          the provisions of Sections 310 through 317 of the 1939 Act that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) shall be a part of and shall govern this Indenture, whether or not physically contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MBC FUNDING II CORP., as the Issuer

By:
Name:
Title:

MANHATTAN BRIDGE CAPITAL, INC.

By:
Name:
Title:

[TRUSTEE TBD],
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1-1

EXHIBIT B-1

FORM OF GLOBAL SENIOR SECURED NOTE

Note Rate: __%	Initial Principal Balance of this Note: $[ ]

Cut-off Date: [ ], 2016	CUSIP No.

Closing Date: [ ], 2016	ISIN No.

First Payment Date: [ ], 2016	Final Payment Date: [ ]

Issuer: MBC Funding II Corp.	Note No.

Indenture Trustee: [Trustee TBD]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR DISTRIBUTION, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE NOTES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AND EACH BENEFICIAL OWNER BY PURCHASING OR OTHERWISE ACQUIRING A BENEFICIAL INTEREST IN THIS NOTE, EACH AGREES TO TREAT THIS NOTE AND SUCH BENEFICIAL INTEREST FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUER AND TO REPORT THIS NOTE AND SUCH BENEFICIAL INTEREST ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

REDUCTIONS OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE QUARTERLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The Issuer, a New York corporation, for value received, hereby promises to pay to Cede & Co. or its registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of [                                            ] United States dollars ($[                    ]) on the Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below.

This Note is issued by the Issuer pursuant to an Indenture, to be dated on or about                                    , 2016 (as amended or supplemented thereafter, the “Indenture”), between MBC FUNDING II CORP. (as the Issuer “Issuer”), MANHATTAN BRIDGE CAPITAL, INC. and [Trustee TBD], as indenture trustee (in such capacity, the “Indenture Trustee”), and will be secured by the assets of the Issuer (individually, the “Collateral” and, collectively, the “Collateral Pool”). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, payments of any interest and other amounts payable on this Note (other than payments of principal) shall be made on the 15th day of each calendar month, commencing on                     15, 2016, and, to the extent required by the terms of the Indenture, payments of principal on this Note shall be made on the 15th day of each calendar quarter, commencing on                 15, 2016, or, if any such day is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), to the Person in whose name this Note is registered at the close of business on the related Record Date. All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date. Notwithstanding the foregoing, the final payment on this Note on the Final Payment Date will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

Any payment to the Holder of this Note in reduction of the Outstanding Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Notes are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture.

Each transferee of a Note or an Ownership Interest therein will be deemed to have represented, warranted and agreed that either (i) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a Plan or (ii)(A) such Note is rated investment grade or better as of the date of the purchase, (B) such transferee believes that such Note is properly treated as indebtedness without substantial equity features for purposes of Department of Labor Regulations, as modified by ERISA, and agrees to so treat such Note and (C) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any law materially similar to Section 4975 of the Code or Section 406 of ERISA).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same authorized denominations evidencing the same Outstanding Principal Balance will be issued to the designated transferee or transferees.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

The Indenture, any Asset Transfer Agreement and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

This Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws principles).

IN WITNESS WHEREOF, the Issuer have caused this instrument to be duly executed by the Issuer.

Dated:  [__________], 2016

MBC FUNDING II CORP.

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

[TRUSTEE TBD],
not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Senior Secured Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Senior Secured Note of a like Outstanding Principal Balance to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________________________________________________ for the account of ________________________________________. ______________________________ Payments made by check (such check to be made payable to____________________________) and all applicable statements and notices should be mailed to___________________________________.

This information is provided by                                                                       , the Assignee named above, or                                                                                     , as its agent.

EXHIBIT B-2

FORM OF DEFINITIVE SENIOR SECURED NOTE

DEFINITIVE NOTE

Note Rate: __%	Initial Principal Balance of this Note: $[ ]

Cut-off Date: [ ], 2016	CUSIP No.

Closing Date: [ ], 2016	ISIN No.

First Payment Date: [ ], 2016	Final Payment Date: [ ]

Issuer: MBC Funding II Corp.	Note No.

Indenture Trustee: [Trustee TBD]

A-2-1

THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AGREES TO TREAT THIS NOTE FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME OR FRANCHISE TAXES AND ANY OTHER TAXES IMPOSED ON OR MEASURED BY INCOME, AS INDEBTEDNESS OF THE ISSUER AND TO REPORT THIS NOTE ON ALL APPLICABLE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT.

REDUCTIONS OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THE NOTES ARE SOLELY OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OBLIGATIONS OF ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

A-2-2

The Issuer, a New York corporation, for value received, hereby promises to pay to [____________________] or its registered assigns, upon presentation and surrender of this Note (this “Note”), the principal sum of [_______________________] United States dollars ($[____________]) on the Final Payment Date referred to above, together with interest hereon from time to time in the amounts and at the times specified in the Indenture referred to below.

This Note is issued by the Issuer pursuant to an Indenture, to be dated on or about ________________ __, 2016 (as amended or supplemented thereafter, the “Indenture”), between MBC FUNDING II CORP. (as the Issuer “Issuer”), MANHATTAN BRIDGE CAPITAL, INC. and [Trustee TBD], as indenture trustee (in such capacity, the “Indenture Trustee”), and will be secured by the assets of the Issuer (individually, the “Collateral” and, collectively, the “Collateral Pool”). To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, payments of any interest and other amounts payable on this Note (other than payments of principal) shall be made on the 15th day of each calendar month, commencing on __________ 15, 2016, and, to the extent required by the terms of the Indenture, payments of principal on this Note shall be made on the 15th day of each calendar quarter, commencing on __________ 15, 2016, or, if any such day is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), to the Person in whose name this Note is registered at the close of business on the related Record Date. All payments made under the Indenture on this Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Noteholder as it appears in the Note Register as of the related Record Date. Notwithstanding the foregoing, the final payment on this Note on the Final Payment Date will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Note that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

Any payment to the Holder of this Note in reduction of the Outstanding Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

The Notes are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture.

A-2-3

No transfer of this Note or any interest herein may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No person is obligated to register or qualify any of the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.

Each transferee of a Note or an Ownership Interest therein shall represent, warrant and agree that either (i) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a Plan or (ii)(A) such Note is rated investment grade or better as of the date of the purchase, (B) such transferee believes that such Note is properly treated as indebtedness without substantial equity features for purposes of Department of Labor Regulations, as modified by ERISA, and agrees to so treat such Note and (C) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or any law materially similar to Section 4975 of the Code or Section 406 of ERISA).

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same authorized denominations evidencing the same Outstanding Principal Balance will be issued to the designated transferee or transferees.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of any thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

The Indenture, any Asset Transfer Agreement and the Notes are subject to amendment, including by supplemental indenture, from time to time in accordance with the terms thereof, including in circumstances which do not require the consent of any or all Noteholders.

Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, the Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The Indenture Trustee makes no representation as to the validity or sufficiency of this Note (other than as to its signature set forth hereon below).

A-2-4

This Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws principles).

A-2-5

IN WITNESS WHEREOF, the Issuer have caused this instrument to be duly executed by the Issuer.

Dated: [__________], 2016

MBC FUNDING II CORP.

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

[TRUSTEE TBD], not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Authorized Signatory

A-2-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the within Senior Secured Note and hereby authorize(s) the registration of transfer of such Note to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Senior Secured Note of a like Outstanding Principal Balance to the above named assignee and deliver such Note to the following address:

Dated:

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________________________________________________ for the account of ________________________________________. ______________________________ Payments made by check (such check to be made payable to____________________________) and all applicable statements and notices should be mailed to___________________________________.

This information is provided by                                                                       , the Assignee named above, or                                                                                     , as its agent.

A-2-7

EXHIBIT C

FORM OF INTERIM RECEIPT

[DATE]

MBC Funding II Corp.
60 Cutter Mill Road, Suite 205
Great Neck, New York 11021

Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205
Great Neck, New York 11021

Aegis Capital Corp.
810 Seventh Avenue, 18th Floor
New York, New York 10019

RE:       Interim Receipt pursuant to Section 2.03(b) of the Indenture, dated on or about ________________ __, 2016 (as amended or supplemented thereafter, the “Indenture”), between MBC FUNDING II CORP. (the “Issuer”), MANHATTAN BRIDGE CAPITAL, INC. and [Trustee TBD], as indenture trustee (in such capacity, the “Indenture Trustee”)

Ladies and Gentlemen:

In accordance with Section 2.03(b) of the above-referenced Indenture, the Indenture Trustee hereby certifies that, with respect to each Mortgage Loan File related to the Mortgaged Properties listed on Schedule __ hereto, subject to any exceptions set forth in Schedule __ hereto, and other than any Mortgage Loan or Mortgaged Property specifically identified in any exception report annexed thereto as not being covered by such certification, (i) the original or a physical or electronic copy (certified to be true, correct and complete by the Issuer) of each Mortgage Loan is in its possession and (ii) such Mortgage Loan has been reviewed by it, appears regular on its face and appears to relate to a Mortgaged Property included in the Collateral.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[Trustee TBD]

By:
Name:
Title:

EXHIBIT D

FORM OF RECEIPT OF COLLATERAL

[DATE]

MBC Funding II Corp.
60 Cutter Mill Road, Suite 205
Great Neck, New York 11021

Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205
Great Neck, New York 11021

Aegis Capital Corp.
810 Seventh Avenue, 18th Floor
New York, New York 10019

RE: Receipt of Collateral pursuant to Section 2.03(b) of the Indenture, dated on or about ________________ __, 2016 (as amended or supplemented thereafter, the “Indenture”), between MBC FUNDING II CORP. (the “Issuer”), MANHATTAN BRIDGE CAPITAL, INC. and [Trustee TBD], as indenture trustee (in such capacity, the “Indenture Trustee”)

Ladies and Gentlemen:

In accordance with Section 2.03(b) of the above-referenced Indenture, the Indenture Trustee hereby certifies that, with respect to each Mortgage Loan File related to the Mortgaged Properties listed on Schedule __ hereto, subject to any exceptions set forth in Schedule __ hereto, and other than with respect to any Mortgage Loan or Mortgaged Property specifically identified in any exception report annexed thereto as not being covered by such certification, (i) all documents specified in the definition of “Mortgage Loan File” are in its possession, (ii) all such documents received by it with respect to such Mortgage Loan and the related Mortgaged Property have been reviewed by it, appear to be regular on their face and appear to relate to such Mortgage Loan or the related Mortgaged Property, and (iii) based on the examinations referred to in Section 2.03 of the Indenture and only as to the foregoing documents, the information set forth in such Mortgage Loan Schedule with respect to the items specified in clause (i) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in such Mortgage Loan File.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A-2-2

[Trustee TBD]

By:
Name:
Title:

A-2-3

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

[Date]

[Trustee TBD]

[Address]

Attention:

Re:	MBC FUNDING II CORP., Senior Secured Notes (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by ___________ (the “Transferor”) to _____________ (the “Transferee”) of Notes having an initial Outstanding Principal Balance as of ___________ __, 2016 (the “Closing Date”) of $[_________] (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to an Indenture, to be dated on or about ___________ __, 2016 (as amended or supplemented thereafter, the “Indenture”), between MBC Funding II Corp. (the “Issuer”), Manhattan Bridge Capital, Inc. and [Trustee TBD], as indenture trustee (in such capacity, the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee, that:

1.            The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2.           The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and payments thereon, (b) the nature and performance of the Mortgage Loans and the Mortgaged Properties, (c) the Indenture and the Collateral, and (d) any other information with respect to the Transferred Notes, that the Transferee has requested.

Very truly yours,

(Transferor)

By:

Name:

Title:

EXHIBIT F

LIST OF AUTHORIZED SIGNATORIES

PLEDGOR

Specimen Signature
Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address

SECURED PARTY
Specimen Signature
Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address

EXHIBIT G

FORM OF TRUSTEE REPORT

EXHIBIT H

FORM OF ISSUER EXCEPTION REPORT

EXHIBIT I

FORM OF SERVICER NOTICE